SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Heidrick & Struggles International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

DATE:	May 24, 2007
TIME:	9:00 a.m. Central Daylight Time
PLACE:	Conrad Chicago Hotel 521 North Rush Street Chicago, IL 60611

April 23, 2007

Greetings to the stockholders of Heidrick & Struggles International, Inc. I am pleased to invite you to attend our Annual Meeting of Stockholders.

The meeting will be held on May 24, 2007 at 9:00 a.m. Central Daylight Time at the Conrad Chicago Hotel, located at 521 N. Rush Street, Chicago, Illinois.

The Notice of Annual Meeting of Stockholders accompanying this letter describes the business we will be transacting at the meeting.

Whether or not you plan to attend the Annual Meeting in person, I urge you to sign and date the enclosed Proxy Card and return it as soon as possible so that your shares will be represented at the meeting. The vote of every stockholder is important!

I look forward to seeing you on May 24th.

Sincerely,

L. Kevin Kelly

Chief Executive Officer

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

233 South Wacker Drive, Suite 4200

Chicago, Illinois 60606-6303

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	May 24, 2007
TIME:	9:00 a.m. Central Daylight Time
PLACE:	Conrad Chicago Hotel 521 North Rush Street Chicago, IL 60611

Dear Stockholders:

At our Annual Meeting, we will ask you to:

I.	Elect three (3) directors to serve on the Board of Directors until the Annual Meeting in 2010;

II.	Consider and approve the 2007 Heidrick & Struggles GlobalShare Program;

III.	Consider and approve the Heidrick & Struggles Incentive Plan; and

IV.	Transact any other business that may properly come before the Annual Meeting, or any adjournment of the Annual Meeting.

If you were a stockholder of record at the close of business on April 9, 2007, you are entitled to vote at the Annual Meeting or any adjournment of the meeting. A stockholder list will be available at our principal executive offices located at 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606, beginning April 23, 2007 during normal business hours, for examination by any stockholder registered on our stock ledger as of April 9, 2007, for any purpose germane to the Annual Meeting.

Your attention is called to the accompanying Proxy Card and Proxy Statement. A copy of our Annual Report to Stockholders (including our Annual Report on Form 10-K) for the year ended December 31, 2006 is also enclosed.

Sincerely,

K. Steven Blake

Secretary

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting in person, please sign and return the Proxy Card in the enclosed postage prepaid envelope so your shares may be voted.

VOTING INFORMATION

Proxy Solicitation.    The Board of Directors is furnishing you with this Proxy Statement in connection with the solicitation of your proxy for the Annual Meeting of Stockholders to be held on May 24, 2007 and at any adjournment thereof. This solicitation is being made by mail. The Company may also use its officers and other employees to solicit proxies from stockholders, personally or by telephone, facsimile, letter or electronic mail. The Company will pay all costs associated with the solicitation of proxies. The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies. The Company will pay Morrow & Co., Inc. a fee of $7,500 as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses. If the Company requests nominees and brokers to solicit their principals and customers for their proxies, it will reimburse the nominees and brokers for their reasonable out-of-pocket expenses.

Annual Meeting of Stockholders.    The Annual Meeting of Stockholders will be held on May 24, 2007 at 9:00 a.m. Central Daylight Time at the Conrad Chicago Hotel located at 521 North Rush Street, Chicago, Illinois. This Proxy Statement is first being mailed on or about April 23, 2007 to Company stockholders entitled to notice of, and to vote at, the Annual Meeting.

Record Date.    Each share of Company common stock that you owned as of April 9, 2007, the record date for the Annual Meeting, entitles you to one vote. On April 9, 2007 there were 17,995,338 shares of Company common stock outstanding.

Quorum.    A quorum of stockholders is necessary for the Company to hold a valid meeting. If at least a majority of the Company’s common stock is present in person or by proxy, a quorum will exist. The inspector of election appointed for the Annual Meeting will determine whether a quorum is present. Abstentions and broker non-votes are counted as present to establish a quorum. A broker non-vote occurs when a broker does not vote on some matters presented at the meeting because the broker does not have discretionary voting authority with respect to that matter and has not received voting instructions from the beneficial owner on those matters.

Voting.    You may vote on the proposals presented at the Annual Meeting in one of two ways:

•

By Proxy: You can vote your shares by signing, dating and returning the enclosed Proxy Card. If you do this, the individuals named on the card will vote your shares in the manner you indicate and in their discretion on any other matters that may properly come before the meeting. You may specify on your Proxy Card how you would like your shares voted. If you do not indicate instructions on the card, your shares will be voted for the election of each individual nominated for director under Proposal I; or

•	In Person: You may come to the Annual Meeting and cast your vote.

If you grant the Company a proxy, you may revoke your proxy at any time before it is exercised by (1) sending notice to the Company Secretary at the Company’s principal executive offices in writing; (2) providing to the Company a later-dated proxy; or (3) attending the Annual Meeting in person and voting your shares. Merely attending the Annual Meeting, without further action, will not revoke your proxy.

Required Vote.    Proposal I requires a plurality of the votes cast to elect a director. This means that the three director nominees receiving the highest number of votes cast “FOR” their election will be elected. Proposals II and III require the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting.

Votes withheld and abstentions are deemed “present” at the Annual Meeting and are counted for quorum purposes but are not counted for purposes of election of directors (Proposal I) and, with respect to Proposals II and III, will have the same effect as a vote against the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote and will have the same effect as a vote against Proposals II and III.

If your broker holds your shares in its name, the broker is permitted to vote your shares for the election of each nominee for director even if the broker does not receive voting instructions from you. If your broker does receive voting instructions from you, it must vote in accordance with these instructions.

The inspector of election appointed for the Annual Meeting will tabulate votes.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company’s Amended and Restated Certificate of Incorporation provides for its authorized capital stock to consist of 100,000,000 shares of common stock, $.01 par value per share, of which 17,995,338 shares were issued and outstanding on April 9, 2007; and 10,000,000 shares of preferred stock, $.01 par value per share, none of which have been issued. The Company’s common stock is included for quotation on the NASDAQ Stock Market under the symbol “HSII.”

Each stockholder is entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to receive dividends if and when dividends are declared by the Board of Directors and out of funds legally available, after payment of dividends required to be paid on outstanding preferred stock, if any. To date, the Company has not declared any dividends. In the event of the Company’s liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock. The shares of common stock have no preemptive or conversion rights and are not subject to the Company’s further calls or assessment. There are no redemption or sinking fund provisions applicable to the common stock.

PROPOSAL I

ELECTION OF CLASS II DIRECTORS

The Board of Directors currently has ten members, three of whom are Company employees and seven of whom are non-employees.

The Board of Directors is divided into three classes (classes I, II, and III) for purposes of election. The Certificate of Incorporation calls for each class to consist, as nearly as possible, of one-third of the total number of directors that make up the Board of Directors. Typically, one class is elected at each Annual Meeting of Stockholders to serve for a three-year term. The Board of Directors recommends that three directors be elected at the Annual Meeting as Class II directors to hold office for a three-year term expiring in 2010. Except for Mr. Thomas J. Friel, who will retire as a director at the conclusion of the Annual Meeting, directors who are not standing for election this year will continue in office for the remainder of their respective terms.

The Board of Directors has recommended and nominated each of the following persons to be reelected to the Board of Directors as Class II directors with terms expiring in 2010: Messrs. Richard I. Beattie, Antonio Borges and John A. Fazio.

The enclosed Proxy will be voted FOR the election of each of the three nominees unless it is marked to withhold authority to vote for one or more nominees. Proxies cannot be voted for more than three nominees.

If any nominee ceases to be a candidate for election for any reason, the Proxy will be voted for a substitute nominee designated by our Board of Directors. The Board of Directors currently has no reason to believe that any nominee will not remain a candidate for election as a director or will be unwilling to serve as a director if elected.

Below is certain information about each director nominee and each director whose term of office will continue after the Annual Meeting. There are no family relations among any directors, executive officers, or persons nominated to become a director.

NOMINEES FOR ELECTION AS CLASS II DIRECTORS

(Directors with Terms Expiring in 2010)

Name	Age	Principal Occupation and Five-Year Employment History	Director Since
Richard I. Beattie	68	Mr. Beattie has served as Chairman of Simpson Thacher & Bartlett, an international law firm, since 2004. From 1991 until 2004, he was Chairman of the Executive Committee of Simpson Thacher & Bartlett, and has practiced law at the firm since 1968. Mr. Beattie also serves on the board of directors of Harley-Davidson, Inc.	03/2002

Antonio Borges	57	Mr. Borges has served as Vice Chairman of Goldman Sachs International since 2000. Prior to that, Mr. Borges was Dean of INSEAD, widely recognized as among the world’s top-tier business schools, from 1993 to 2000. Mr. Borges serves on the boards of directors of Scor S.A., Jeronimo Martins, SGPS, S.A., Caixa Seguros, and CNP Assurances.	04/2004

John A. Fazio	63	Mr. Fazio is a former Senior General Practice Partner of PricewaterhouseCoopers. Mr. Fazio retired from PricewaterhouseCoopers in 2000 following 35 years of service to the global accounting and professional services company. A Certified Public Accountant and a Certified Management Accountant, Mr. Fazio held a variety of senior positions in accounting, auditing, consulting, and administration at PricewaterhouseCoopers. Currently, Mr. Fazio serves on the boards of directors – and chairs the audit committees – of ImClone Systems, Inc. and Dendrite International, Inc.	09/2003

CLASS III DIRECTORS

(Directors with Terms Expiring in 2009)

Name	Age	Principal Occupation and Five-Year Employment History	Director Since
Jill Kanin-Lovers	55	Ms. Kanin-Lovers is the former Senior Vice President for Human Resources and Workplace Management of Avon Products, Inc., where she held that position from 1998 to 2004. Previously, Ms. Kanin-Lovers held executive-level positions in human resources at International Business Machines Corporation from 1995 to 1998 and American Express Company from 1992 to 1995. Prior to that, Ms. Kanin-Lovers worked at Towers Perrin for seventeen years, leaving that company in 1992 as a Vice President and Principal. Ms. Kanin-Lovers currently serves on the boards of directors of First Advantage Corporation, and Dot Foods, Inc.	06/2004

Thomas J. Friel	59	Mr. Friel has been our Chairman since June 2003 and served as our Chief Executive Officer from June 2003 to September 2006. Previously, Mr. Friel was Chairman of our Technology Practice, Chairman of our Leadership Services Group and a Vice Chairman of Heidrick & Struggles from October 2001 to June 2003. Prior to that, Mr. Friel was President of Heidrick & Struggles Ventures from 1999 to 2001. Mr. Friel also served on the Heidrick & Struggles Board of Directors subsequent to our initial public offering in 1999 until 2002 when the Board was transitioned to a majority of independent directors. He joined Heidrick & Struggles, Inc. in 1979.	06/2003

Douglas C. Yearley	71	Mr. Yearley has served as Chairman Emeritus of Phelps Dodge Corporation, since 2000, and was Chairman of Phelps Dodge from 1989 until his retirement in 2000, Chief Executive Officer from 1989 to 1999, and President from 1991 to 1997. Mr. Yearley also serves on the boards of directors of Lockheed Martin Corporation, United States Steel Corporation and Marathon Oil Corporation.	04/2003

CLASS I DIRECTORS

(Directors with Terms Expiring in 2008)

Name	Age	Principal Occupation and Five-Year Employment History	Director Since
L. Kevin Kelly	41	Mr. Kelly has served as our Chief Executive Officer since September 2006. Prior to that, Mr. Kelly served as President of the Company’s Europe, Middle East, and Africa (EMEA) and Asia Pacific regions. From 2002 to 2005, he was Regional Managing Partner, Asia Pacific, and he also led the Company’s Tokyo office during 2002. He joined Heidrick & Struggles in 1997.	09/2006

Robert E. Knowling, Jr.	51	Mr. Knowling has served as Chief Executive Officer of Vercuity Solutions, Inc., since April 2005. From January 2002 to April 2005, Mr. Knowling was Chief Executive Officer of the New York City Leadership Academy. From February 2001 to January 2003, Mr. Knowling was Chairman and Chief Executive Officer of Simdesk Technologies, Inc. Prior to that, Mr. Knowling was Chairman, President and Chief Executive Officer of Covad Communications from July 1998 to November 2000 (Covad Communications filed for reorganization under Chapter 11 on August 15, 2001). From March 1996 to July 1998, Mr. Knowling was Executive Vice President of Operations and Technologies at US West Communications, and Vice President of Network Operations at Ameritech Corp., from November 1994 to March 1996. Mr. Knowling serves on the boards of directors of Ariba, Inc., The Immune Response Corporation and The Bartech Group.	09/2000

Gerard R. Roche	75	Mr. Roche has been our Senior Chairman since the merger of Heidrick & Struggles, Inc., into Heidrick & Struggles International, Inc. in 1999 (the “Merger”) and was our acting Chief Executive Officer from April 2003 until June 2003. Mr. Roche joined Heidrick & Struggles, Inc., in 1964 and was a member of the Board of Directors of Heidrick & Struggles, Inc., from 1970 until the Merger. Mr. Roche has been a member of our Board of Directors since the Merger.	02/1999

V. Paul Unruh	58	Mr. Unruh is the former Senior Vice Chairman of Bechtel Group, Inc. Mr. Unruh retired from Bechtel in 2003 after more than 25 years of service to the company. Mr. Unruh held numerous leadership positions at Bechtel, including President of Bechtel Enterprises from 1997 to 2001, Chief Financial Officer of Bechtel from 1992 to 1996, Controller from 1987 to 1991, Treasurer from 1983 to 1986 and Manager of Financial Systems Development from 1978 to 1982. Currently, Mr. Unruh serves on the boards of directors of Move, Inc., and VERITAS Software Corporation.	07/2004

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF RICHARD I. BEATTIE, ANTONIO BORGES AND JOHN A. FAZIO TO THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Board of Director and Stockholder Meetings.    The Board of Directors met six times during 2006. Each of the directors attended at least 75% of the meetings of the Board and the committees of which they were members. It is the Company’s policy to encourage the directors to attend the Annual Meetings of Stockholders unless circumstances impair their ability to do so. Eight of the Company’s directors attended the 2006 Annual Meeting of Stockholders.

Board of Director Independence.    Each year, the Board of Directors reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ Stock Market, Inc. Marketplace Rules (the “NASDAQ Rules”), and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board of Directors has adopted Director Independence Standards to use in evaluating the independence of directors. After a review of the relevant information, the Board of Directors has determined that Richard I. Beattie, Antonio Borges, John A. Fazio, Jill Kanin-Lovers, Robert E. Knowling, Jr., V. Paul Unruh and Douglas C. Yearley are independent directors of the Company within the meaning of applicable NASDAQ Rules and the Company’s Director Independence Standards. You can access the Director Independence Standards on the Corporate Governance portion of the Company’s website at: http://www.heidrick.com

Corporate Governance Guidelines.    The Board of Directors has adopted corporate governance practices to help it fulfill its responsibilities to the stockholders in overseeing the work of management and the Company’s business results. These guidelines are intended to ensure that the Board of Directors has the necessary authority and practices in place to review and evaluate the business operations, as needed, and to make decisions that are independent of the management. In addition, the guidelines are intended to align the interests of directors and management with those of the Company’s stockholders. A copy of the Corporate Governance Guidelines is available on the Corporate Governance portion of the Company’s website at: http://www.heidrick.com

Director Nominating Procedures.    Directors may be nominated by the Board of Directors or by stockholders in accordance with the Company’s Bylaws. The Nominating and Board Governance Committee reviews all proposed nominees for the Board of Directors, including those proposed by stockholders, in accordance with its mandate contained in its charter. This includes a review of the person’s occupation, experience, time commitments, financial literacy, independence, judgment, understanding of the Company’s business or other related industries, and such other factors as the Nominating and Board Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating and Board Governance Committee selects qualified candidates and reviews its recommendations with the Board of Directors, which determines whether to nominate them for election to the Board of Directors. To date, the Nominating and Board Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates; however, the Nominating and Board Governance Committee has worked with search consultants from the Company to identify director candidates.

Stockholder Recommendations for Nominations.    Stockholders who wish to recommend individuals for consideration by the Nominating and Board Governance Committee to be nominees for election to the Board of Directors may do so by notifying the Company’s Corporate Secretary. In addition, the Company’s Bylaws permit stockholders to nominate directors at a stockholder meeting. To nominate a director at the 2008 Annual Meeting, a stockholder must notify the Corporate Secretary not less than sixty days, nor more than ninety days, prior to May 22, 2008. Notices should be sent to: Corporate Secretary, Heidrick & Struggles International, Inc., 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606. In either case, the notice must meet all of the requirements contained in the Company’s Bylaws. The notice must set forth:

(1) the name, age, business address and residence address of the proposed nominee, the class and number of voting shares of the Company’s capital stock the nominee beneficially owns and any other information relating to the nominee that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder; and

(2) as to the stockholder proposing such nominee, that stockholder’s name and address, the class and number of voting shares of the Company’s capital stock the stockholder beneficially owns, a description of all arrangements and understandings between the stockholder and the nominee or any other person (including their names) pursuant to which the nomination is made, a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice and any other information relating to the stockholder that is required to be disclosed in solicitations for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

The notice must also be accompanied by a written consent of the proposed nominee to being both named as a nominee and to serving as a director if elected.

Stockholder Communications.    Stockholders may communicate directly with the Board of Directors. All communications should be directed to: Corporate Secretary, Heidrick & Struggles International, Inc., 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606. Any such communication should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or a particular director. Each communication intended for the Board of Directors or a particular director and received by the Secretary will be forwarded to the specified party following its clearance through normal security procedures.

Code of Ethics.    The Board of Directors has adopted a Code of Business Conduct that applies to all of the Company’s employees, officers and directors. You can access this Code of Business Conduct on the Corporate Governance portion of the Company’s website at: http://www.heidrick.com

EthicsLine.    The Board of Directors has established the Heidrick & Struggles EthicsLine, a service that provides a mechanism for reporting to the Company alleged breaches of any legal or regulatory obligations, financial fraud, including accounting, internal controls and auditing, or any alleged violation of the Company’s Code of Business Conduct or corporate policies.

The EthicsLine is a confidential number, (toll free in the US) available to all Company employees, contractors, vendors, stockholders or other interested parties. Calls are not recorded and callers may remain anonymous. The EthicsLine is operational 24 hours a day, seven days a week and may be reached at 1-800-735-0589 or, if calling from outside the United States, at +1 704 731 7242

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has a standing Audit and Finance Committee, Human Resources and Compensation Committee, and Nominating and Board Governance Committee. The Board of Directors has determined that all of the directors who serve on these committees are independent within the meaning of the Company’s Director Independence Standards and the applicable NASDAQ Rules, including, in the case of members of the Audit and Finance Committee, the specific independence requirements for audit committees.

The Board of Directors has adopted a charter for each of the three standing committees. You can access these committee charters on the Corporate Governance portion of the Company’s website at: http://www.heidrick.com

Audit and Finance Committee.    The Audit and Finance Committee of the Board of Directors is presently composed of four directors, Messrs. Fazio, Knowling and Unruh and Ms. Kanin-Lovers, each of whom is independent within the meaning of applicable NASDAQ Rules. Mr. Fazio is the Chair of the Audit and Finance Committee. The Board of Directors has determined that Mr. Fazio and Mr. Unruh are “audit committee financial experts” as defined in Securities and Exchange Commission Rules. During 2006, the Audit Committee met twelve times.

The Audit and Finance Committee recommends to the Board of Directors the appointment of an independent registered public accounting firm annually to audit the Company’s books and records; meets with and reviews the activities and the reports of the Company’s independent registered public accounting firm; and reports the results of the review to the Board of Directors. The Audit and Finance Committee also periodically reviews the adequacy of the Company’s internal controls and pre-approves all services to be provided by the Company’s independent registered public accounting firm, KPMG LLP. These and other aspects of the Audit and Finance Committee’s authority are more particularly described in the Audit and Finance Committee Charter.

Nominating and Board Governance Committee.    The Nominating and Board Governance Committee consists of three independent directors, Messrs. Beattie, Borges and Yearley, each of whom is independent under the applicable NASDAQ Rules. Mr. Beattie is the Chair of the Nominating and Board Governance Committee. The Nominating and Board Governance Committee makes recommendations to the Board of Directors concerning candidates for nomination to the Board of Directors, the membership on committees of the Board of Directors, compensation of the Board of Directors and other corporate governance matters. The Nominating and Board Governance Committee also reviews and approves related party transactions. These and other aspects of the Nominating and Board Governance Committee’s authority are more particularly described in the Nominating and Board Governance Committee Charter. During 2006, the Nominating and Board Governance Committee met two times.

Human Resources and Compensation Committee.    The Human Resources and Compensation Committee consists of four independent directors, Messrs. Beattie, Knowling and Yearley and Ms. Kanin-Lovers. Ms. Kanin-Lovers is the Chair of the Human Resources and Compensation Committee. Each member also qualifies as a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

The Human Resources and Compensation Committee of the Board reviews and approves employment and compensation matters involving the Company’s executive officers, as well as those of other senior-level employees whose compensation arrangements exceed certain parameters. Specifically, the Committee’s responsibilities include:

•	Reviewing and approving the Chief Executive Officer’s compensation and evaluating his or her performance against pre-established metrics

•	Reviewing and approving individual executive officer compensation recommendations made by the Chief Executive Officer for his or her direct reports

•	Reviewing and approving terms of employment, severance or other compensation-related agreements to be entered into, or amended, for any executive officer or key employee

•	Adopting, administering and approving equity-related incentives and awards under the Company’s equity compensation plans

•

Reviewing the Company’s incentive and employee benefit plans, including any equity compensation plan and recommending to the Board (and stockholders where necessary) any amendments or material changes to plans.

The agenda for meetings of the Human Resources and Compensation Committee is determined by its Chair with the assistance of the Company’s Secretary and Chief Human Resources Officer. The Chairman of the Board, the Chief Executive Officer and the Chief Administrative Officer regularly attend Human Resources and Compensation Committee meetings. The Human Resources and Compensation Committee also meets in executive session as appropriate. The Chair of the Human Resources and Compensation Committee reports the Committee’s recommendations on executive compensation to the Board of Directors. Independent advisors and the Company’s Human Resources Department support the Human Resources and Compensation Committee in its duties and the Committee may delegate authority to fulfill certain administrative duties regarding the compensation programs to the Chief Executive Officer and Chief Human Resources Officer. The Human

Resources and Compensation Committee has authority under its charter to retain advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Human Resources and Compensation Committee has retained Mercer Human Resource Consulting (“Mercer”) to advise it on executive compensation, director compensation and related corporate governance matters. During 2006, the Human Resources and Compensation Committee met five times.

HUMAN RESOURCES AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Human Resources and Compensation Committee consists of four independent directors (Messrs. Knowling, Beattie and Yearley and Ms. Kanin-Lovers). During 2006, no person who was a member of the Human Resources and Compensation Committee was one of the Company’s officers or employees, nor did any of those executive officers serve as a member of the Board of Directors or Human Resources and Compensation Committee of any entity that has one or more executive officers serving on the Company’s Board of Directors or Human Resources and Compensation Committee. From time to time, the Chief Executive Officer, certain other officers and outside consultants may attend meetings of the Human Resources and Compensation Committee, but none of the Company’s officers may be present during discussions or deliberations regarding his or her own compensation, nor may they vote on any matters brought before the Human Resources and Compensation Committee.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Our Business

Heidrick & Struggles is a leading provider of executive search and leadership consulting services. The Company helps its clients build leadership teams by facilitating the recruitment, management and deployment of senior executives for their executive management teams and boards of directors. Focusing on top-level services offers the Company several advantages, including access to, and influence with, key decision makers, increased potential for recurring consulting engagements, higher fees per search, and enhanced brand visibility, all of which create added barriers to entry for potential competitors. Working with top tier executives also allows the Company to attract and retain high-caliber consultants.

The Company provides its services to a broad range of clients through the expertise of more than 400 consultants located in more than 30 countries throughout the world. As such, the executives in the Company need to have the skills and experience to manage and motivate an organization spread over a large number of countries with varying business and regulatory environments. The market for these talented individuals is competitive, and as such, the Company’s compensation philosophy is focused on ensuring that the right candidates can be attracted, retained and properly rewarded for their contributions.

Oversight of Compensation Programs

The Human Resources and Compensation Committee of the Board (the “Committee”) is responsible for overseeing the Company’s executive compensation program. The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during 2006, as well as other executives included in the Summary Compensation Table on page 19, are referred to as the “named executive officers” throughout this proxy statement. See page 7 of this proxy statement for more information on the role and responsibilities of the Committee as regards executive compensation and related corporate governance.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the Company’s executive officers as well as for certain other senior-level employees whose compensation arrangements exceed certain parameters. The Committee also reviews and approves recommendations regarding equity awards.

The Chief Executive Officer, with the assistance of the Chief Human Resources Officer, annually reviews the performance of each of the executive officers (other than the Chief Executive Officer, whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including compensation adjustments, are presented to the Committee for consideration. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Executive Compensation Philosophy

The Company believes that the executive compensation programs should (i) link pay and performance and (ii) attract, retain, and reward the best talent. To achieve this, the Company’s executive compensation philosophy is to provide compensation levels and programs that are:

•	Competitive with executive recruiting and other consulting firms (and to some extent a broader group of similarly sized publicly traded companies) with which the Company competes for executive talent
•	Fair and equitable among executives
•	Directly linked to stockholder value creation and the long-term profitable growth of the Company

•	Supportive of the Company’s key business strategy and objectives to achieve revenue targets and operating income growth

•	Reflective of an executive’s individual performance and career potential

•	Designed to facilitate ownership of Company stock

The Company strives to align executive compensation programs and levels with its objective to attract, retain and reward the best talent needed to maximize stockholder value creation, serve the Company’s clients, and continue on a path of profitable growth for the Company.

Setting Executive Compensation

The Committee evaluates the Company’s executive compensation programs in comparison to those of a selected peer group consisting of sixteen professional services companies. The peer group is used to compare total direct compensation and the mix of compensation elements for each executive officer against peer group positions with responsibilities of similar scope. The peer group is also used to review executive pay programs and practices available at those companies. The peer group consists of companies with which the Company believes it competes for executive talent and stockholder investment. In setting compensation levels, the Committee often gives more consideration to the peer group companies with which the Company directly competes within the executive search and leadership consulting services sector. The peer group consists of the following companies:

• Korn/Ferry International • Charles Rivers Associates • Diamond Management & Technology Consultants • First Consulting Group • FTI Consulting • Gartner • Hudson Highland Group • Keane	• KForce • LECG Corp • Navigant Consulting • Resources Connection • Sotheby’s Holdings • The Advisory Board • The Corporate Executive Board • Watson Wyatt & Company Holdings

Mercer provides the Committee with an analysis of peer group compensation data and supplements this information with compensation survey data to assist the Committee in making informed executive compensation decisions.

The Company does not set a relative percentile positioning for total direct compensation as a target for executive pay levels. Rather, it reviews the total direct compensation range for each position and the mix of elements, to ensure that compensation is adequate to attract and retain key executives.

To ensure that compensation is linked to performance, the Company’s executive compensation program is designed to deliver more than 50% of total direct compensation through variable pay.

Overview of Executive Compensation Components

Alignment with the Company’s executive compensation philosophy is achieved through the three key total direct compensation components outlined below.

Base Salary.    The objective of base salary is to compensate executives for services rendered during the year in the form of fixed cash compensation. Base salary reflects the executive’s role and responsibilities, value to the Company, incumbent experience and performance, internal equity, and other relevant criteria that impact base salary levels with respect to market competitiveness for a similar position at peer group companies.

Annual Incentives.    The objective of annual incentives is to motivate and reward executives for achieving specific performance goals over a one-year period. Payment is not guaranteed and levels vary according to

Company and individual performance. Annual incentives generally are payable 80% in cash and 20% in restricted stock units to further align executives’ interests with those of its stockholders and to ensure that the achievement of short-term goals leads to the Company’s long-term success.

Long Term Incentives.    The objective of long-term incentives is to directly align executives’ interests with those of its stockholders and to retain top talent. Long-term incentive awards are made 100% in the form of equity, specifically stock options and restricted stock units. Equity also facilitates ownership of Company stock and thus, the achievement of the stock ownership guidelines adopted by the Committee.

Stock Ownership Guidelines.    To enhance the alignment of executives’ interests with that of stockholders as per the Company’s executive compensation philosophy, the Committee approved in 2004 stock ownership guidelines for its executives. Senior officers have five years to achieve a stock ownership level of two times their average annual compensation. Stock included for determining the satisfaction of the guidelines includes direct stock ownership and unvested restricted stock units.

Base Salary

The Committee determines annually the base salary for each executive based on comparative data prepared by Mercer, the Chief Executive Officer’s recommendations for his direct reports and other considerations taken into account by the Committee. When a change in role occurs for an executive during the year, the base salary is typically reviewed and adjusted (if necessary) by the Committee. All base salary increases in 2006 were approved by the Committee. Most of the changes were approved on February 17, 2006 in an executive session (outside the presence of the Chief Executive Officer) and were deemed effective as of January 1, 2006. On September 13, 2006, the Committee approved a base salary increase of 10% for the newly promoted Chief Executive Officer.

For each executive, the base salary is reviewed against levels for positions with similar responsibilities at the peer companies and a broader group of similarly-sized publicly-traded companies where relevant. The Committee then gives consideration to individual performance, internal equity, expertise, experience, and scope of responsibilities in approving any changes to the base salary.

For executives who have dual roles (management and consultant), the base salary consists of a combination of management salary and consultant salary. In 2006, those executives included L. Kevin Kelly (until September 12, 2006), Michael Franzino, Kelvin J.R. Bolli-Thompson and Bonnie Gwin (until September 30, 2006). A management salary is paid to dual-role executives in consideration for their management and policy-making roles within the Company, while a consultant salary is paid in consideration for their consulting presence in the marketplace. A consultant salary is referred to as a Fee and Source of Business (“FSOB”) salary and is applied against any annual incentive compensation earned under the Company’s FSOB Bonus Plan. The Company does not reduce the consultant salary if the FSOB incentive earned for a fiscal year is less than the FSOB salary in place.

See the Summary Compensation Table on page 19 for more details on base salary levels approved by the Committee in 2006 for the executives.

Annual Incentives

Management Incentive Plan.    The Committee approved annual incentives for the named executive officers that were provided pursuant to the Management Incentive Plan (“MIP”) under the Company’s 1998 GlobalShare Program. The MIP is designed to link an executive’s performance to the attainment of specific Company and individual goals.

On February 17, 2006 the Committee approved target bonus dollar amounts for each individual executive (ranging from 66% to 100% of the management salary) and a matrix of threshold, target and maximum financial goals and related payouts under the MIP for the Company. See the Grants of Plan-Based Awards table on page 22 for more details on non-equity incentive plan levels approved by the Committee in 2006 for the executives. The Committee approved 2006 Company performance goals of consolidated revenue and operating income margin, paying particular attention to the budget set for the year, stockholder expectations and probability of achievement. The table below outlines the significant improvement in revenues and operating margin growth that was required for executives to receive a payout under the MIP in 2006. Payouts were interpolated for performance between levels.

The Company’s revenue and operating income margin performance based on a weighting of 33% and 67% respectively, generated a payout of 97%. On February 21, 2007, the Committee approved a payout of 95%. The Company’s performance was reviewed against the performance goals, excluding the impact of the Highland Partners acquisition in September 2006 (see results in table above) and as such, no adjustments were made by the Committee to the performance goals approved in February 2006. The Committee made no other downward adjustments to the payout of the annual incentive for the Chief Executive Officer (both current and former) and, based on the CEO’s recommendations for his direct reports, for other executives based on individual performance.

On February 21, 2007, the Committee approved MIP goals for 2007 based on year-over-year revenue growth and operating income margin improvement.

Fee and Source of Business Bonus Plan.    Executives who have dual roles (management and consultant) participate in the Company’s Fee and Source of Business (“FSOB”) Bonus Plan in addition to the MIP. The purpose of this incentive plan is to reward revenue generation for the Company. The FSOB Bonus Plan is reviewed and amended by the Committee from time to time.

The FSOB incentive is calculated according to the total annual revenue attributed to an individual consultant’s service to Company clients. Revenue credits are earned (as a percentage of revenues based on a four tier structure) for both origination (source of business) and execution (fee) services. The greater the amount of FSOB credits earned, the greater the percentage of the FSOB that counts towards calculating the total incentive for the year. The incentive is net of the FSOB salary. The Committee approved financial goals for each region as it relates to payouts under the FSOB Bonus Plan on February 17, 2006. Final incentives were adjusted according to actual regional performance and then approved by the Committee. Please see the Summary Compensation Table on page 19 for more details on FSOB incentive payments for the executives.

Other Bonuses.    In 2006, the Committee approved special merger-related bonuses for two executives (Eileen A. Kamerick and Kelvin J.R. Bolli-Thompson) for the successful completion and integration of the Highland Partners acquisition.

Payment of Annual Incentives.    To further align executives’ interests with those of the Company’s stockholders and to ensure that the achievement of short-term goals leads to the Company’s long-term success, annual incentives for the executives generally were paid 80% in cash and 20% in restricted stock units. These restricted stock units vest in equal installments over a three-year period beginning on the first anniversary of the date of grant. This vesting schedule reflects the impact that annual performance has on future financial results. On February 17, 2007, the Committee approved the payment of the cash incentives on March 15, 2007 and the payment of the incentives in restricted stock units on March 9, 2007 which reflects the Company’s next scheduled equity grant date (see below for a discussion of the Company’s pre-scheduled equity grant dates). The total number of restricted stock units granted was calculated using the percentage of the annual incentive to be paid in restricted stock units plus a 10% premium divided by the closing stock price on the grant date of $46.86. This premium is to reflect the added forfeiture risk of restricted stock units versus cash payable immediately following the fiscal year end.

Long-Term Incentives

The Committee has approved long-term incentives for the named executive officers that are provided under the Company’s 1998 GlobalShare Program. The Company’s long-term incentive program is designed to:

•	Directly align executives’ interests with those of the Company’s stockholders

•	Motivate executives to enhance the revenues and profitability of the Company

•	Facilitate ownership of Company stock and the achievement of stock ownership guidelines

•	Attract and retain top talent

To accomplish this, the equity program for executives consists of annual grants of nonqualified stock options and restricted stock units based on an equity mix of two stock options for every one restricted stock unit granted. On February 17, 2006, the Committee reviewed and approved a fixed number of stock options and restricted stock units to be granted to each executive officer on March 3, 2006. The Committee approved the awards based on competitive market data prepared by Mercer, the Chief Executive Officer’s recommendations for his direct reports, and other considerations. Please see the Grants of Plan-Based Awards table on page 22 for more details on equity grants that the Committee approved.

Consistent with emerging best practices, the Committee approved in December 2006 six specific equity grant dates in 2007 for all employees. No awards of equity are to be made on any other day than those six dates approved. Those dates are as follows:

•	March 9, 2007

•	March 30, 2007

•	May 31, 2007

•	June 29, 2007

•	September 28, 2007

•	December 21, 2007

All grants need to be approved by the Committee in advance of the predetermined grant dates.

Nonqualified Stock Options.    Stock options constitute a key element of the long-term incentive strategy in that they deliver value to the executive only when the value of the Company’s stock increases. The stock options have a five-year term and vest in equal installments over a three-year period beginning on the first anniversary of the date of grant. The terms and vesting conditions have been the same since 2003 and provide executives the ability to exercise the stock options and hold the after-tax proceeds in stocks more quickly.

On February 17, 2006, the Committee approved a fixed number of stock options for each executive to be granted on March 3, 2006. The exercise price of those options was $32.96, the closing price of the stock on March 3, 2006. To determine the annual value of the long-term incentive for each executive, the value of the stock options was estimated using a Black-Scholes valuation model and specific assumptions including a term of five years, a five-year risk-free interest rate of 4.7%, a three-year monthly stock price volatility of 31% and a dividend yield of 0%.

Restricted Stock Units.    Restricted stock units constitute a key element of the long-term incentive strategy in that they facilitate stock ownership and the achievement of the stock ownership guidelines and help to retain and motivate the executives. The restricted stock units generally vest in equal installments over a three-year period starting on the first anniversary of the date of grant and, upon vesting convert into shares of Company stock on a one-for-one basis.

On February 17, 2006, the Committee approved a fixed number of restricted stock units for each executive to be granted on March 3, 2006.

To determine the annual value of the long-term incentive for each executive, the value of the restricted stock units is calculated using the closing price on the date of grant.

From time to time, the Company approves additional grants of equity for specific purposes. For example, a retention award has been made to every executive in either 2005 or 2006 in the form of restricted stock units vesting in full on the third anniversary of the grant date. Please see the Outstanding Equity Awards table on page 24 for more details on stock awards approved by the Committee for executives.

Perquisites and Other Personal Benefits

The Company provides executives the same benefits that are provided to all employees including medical, dental and vision benefits, group term life insurance, and participation in the Company’s 401(k) plan. Executives are also reimbursed for expenses incurred for an annual physical examination and for financial planning services (maximum reimbursement for financial planning is $1,080 per year or $3,150 if expenses are incurred for the first time). Other benefits and allowances may be provided to executives on expatriate assignments. Please see the All Other Compensation table on page 21 for more details.

Nonqualified Deferred Compensation Plan

Pursuant to the Company’s U.S. Employee Deferred Compensation (“EDC”) Plan, the named executive officers may defer up to 25% of his or her base salary not to exceed $500,000 per year and/or up to 25% of his or her cash incentive compensation not to exceed $500,000 per year.

A participant completes an election form at the time he or she enrolls in the Company’s EDC Plan and chooses from investment funds offered by Vanguard (EDC Plan administrator). A participant is not allowed to invest directly in the Company stock fund. Vanguard calculates the earnings for the funds selected for each participant’s account. A participant makes distribution elections on the enrollment form and can elect to receive his or her distributions on either a date specified in the future (as long as it is at least three years from the effective date that contributions begin) or upon termination. A participant can also elect to receive his or her distributions in either a lump sum or in installments (over five, ten or fifteen years) paid quarterly and/or on a declining balance approach. L. Kevin Kelly is the only named executive officer who participates in the EDC Plan.

The purpose of the EDC Plan is to facilitate future wealth creation and individual financial planning by deferring payments earned today in the future. The Company does not contribute any amounts to the EDC Plan.

Other Executive Compensation Arrangements

The Company also has adopted other executive compensation arrangements to further align executives with the interests of stockholders. Such arrangements include the Company’s Change in Control Severance Plan designed to retain executives in a period of uncertainty, the Company’s Severance Pay Plan designed to provide financial assistance to executives following termination, and employment agreements with each named executive officer. The Company also has entered into separation agreements with certain of the named executive officers (Messrs. Perro and Scherb) and intends to enter into a retirement agreement with one of the named executive officers (Mr. Friel). The material terms and conditions of these agreements are summarized below.

Change in Control Severance Plan.    The Company maintains a Change in Control Severance Plan (“CIC Plan”) that covers executives who are selected each year by the Board to participate. All named executive officers participated in the CIC Plan during 2006. The CIC Plan provides severance benefits to the executive if he or she is terminated by the Company without cause, or if he or she terminates employment with the Company for good reason (as defined in the Plan), within two years of a change in control of the Company (or within six months prior to a change in control of the Company if such termination is effected prior to, but in anticipation of, the change in control). The severance benefits payable to the named executive officers under the CIC Plan for 2006, as well as other material terms and conditions, are described in detail under the section of the proxy statement entitled “Potential Payments Upon Termination or Change in Control of the Company.”

The Company believes that the protection and benefits provided by the CIC Plan to its executives are a valuable incentive for attracting and retaining top management, and that in the event of an extraordinary corporate transaction, the CIC Plan could prove crucial to the Company’s ability to retain top management through the transaction process. Change in control protection for executives is prevalent in the competitive environment in which the Company operates. The CIC Plan also contains restrictive covenants that prohibit the executives from competing and soliciting clients and employees for a certain period of time following termination of employment.

Severance Pay Plan.    The Company maintains a Severance Pay Plan (the “Severance Plan”) that provides severance benefits to eligible full-time or part-time employees, including the named executive officers. Benefits are paid to an employee who is involuntarily terminated by the Company for other than cause (as defined in the Plan) and is not offered employment with the Company or a successor to the Company. Each named executive officer is entitled to severance benefits equal to one year of base salary and an amount equal to the executive’s target bonus amount. Severance benefits are not available to an employee who has a written severance agreement with the Company or who receives benefits under the CIC Plan. The severance benefits payable to the named executive officers under the Severance Plan, as well as other material terms and conditions, are described in detail under the section of the proxy statement entitled “Potential Payments Upon Termination or Change in Control of the Company.”

Employment, Separation and Retirement Agreements

The Company had employment agreements with each named executive officer during 2006. The Company has also entered into separation agreements with certain of the named executive officers (Messrs. Scherb and Mr. Perro) and intends to enter into a retirement agreement with Mr. Friel. The material terms and conditions of these agreements are summarized below.

L. Kevin Kelly.    In connection with his appointment to President, Europe, Middle East and Africa, the Company entered into an employment agreement with Mr. Kelly, dated November 1, 2005. The agreement provided for an annual FSOB salary of $300,000 (subject to periodic review), an annual management salary of $425,000, a FSOB bonus opportunity of $550,000, a target management bonus of $425,000 and participation in the Company’s equity programs, CIC Plan at Tier I and the Severance Plan as Top Management. The agreement guaranteed Mr. Kelly a minimum combined salary and bonus compensation for 2006 of $1,500,000. As an expatriate, the agreement also provided for tax equalization as well as certain expatriate benefits including reimbursement of relocation, housing, and children educational expenses. The agreement contained six-month post-termination non-solicitation and non-competition restrictions.

In connection with his appointment to Chief Executive Officer on September 13, 2006, the Company entered into an employment agreement with Mr. Kelly, dated March 29, 2007. The agreement provides for an annual management salary of $800,000 effective as of the date of appointment, subject to annual increase (but no decrease), a target management bonus of $800,000 as of the date of appointment (and for subsequent years, participation in bonus plans as determined by the Board), a grant of 15,625 restricted stock units and 31,250 stock options on March 30, 2007, participation in the Company’s benefit plans at the same level as other senior executives and reimbursement of relocation expenses. The agreement includes one-year post-termination non-solicitation and non-competition restrictions.

The arrangement also provides the following termination benefits:

•	If Mr. Kelly’s employment terminates due to death or disability, he or his estate will receive a pro rata portion of his target bonus for the year (paid when such bonus is normally paid).

•

If Mr. Kelly’s employment is terminated by the Company without cause, or if he terminates his employment for good reason, he will receive a pro rata portion of his target bonus for the year (paid when such bonus is normally paid), continued health coverage under COBRA at active employee rates for 12 months, and a lump sum cash payment equal to 1.5 times the sum of his annual base salary and target management bonus.

•

If, during the period beginning six months prior to a change in control of the Company and ending 24 months after such change in control, Mr. Kelly’s employment is terminated by the Company without cause, or Mr. Kelly terminates his employment for good reason, he will receive the benefits described in the preceding paragraph, except that the lump sum cash payment will equal 2.5 times the sum of his annual base salary and target management bonus. Mr. Kelly will also receive a gross-up payment to cover any excise and related income tax liability arising under Section 280G of the Internal Revenue Code.

The termination benefits described in the second and third bullet points above are in lieu of benefits under any Company severance plan, except that if such plan benefits are greater, Mr. Kelly will receive those severance benefits in lieu of the severance benefits under his agreement. Termination benefits are conditioned on Mr. Kelly’s execution of a release of claims in favor of the Company.

Eileen A. Kamerick.    In connection with her commencement of employment, the Company entered into an employment agreement with Ms. Kamerick, dated June 1, 2004. The agreement provides for an annual salary of $400,000 (subject to periodic review), a target management bonus of $300,000 and participation in the Company’s equity programs, the CIC Plan at Tier I, the Severance Plan as Top Management and the Company’s benefit plans at the same level as other senior executives. The agreement contains six-month post-termination non-solicitation and non-competition restrictions.

Michael Franzino.    In connection with his commencement of employment, the Company entered into an employment agreement with Mr. Franzino, dated June 11, 1999 and amended October 7, 1999. The agreement provides for an annual salary of $200,000 (subject to annual review).

Kelvin J.R. Bolli-Thompson.    In connection with his commencement of employment, the Company entered into an employment agreement with Mr. Bolli-Thompson dated December 29, 1999, which was amended on May 31, 2000 and December 19, 2006. The agreement, as amended, provides an annual FSOB salary of $350,000, an annual management salary of $150,000, a target management bonus of $150,000 and participation in the Company’s FSOB Bonus Plan. The agreement guaranteed Mr. Bolli-Thompson a minimum combined salary and bonus compensation for 2006 of $1,500,000. The bonuses will be adjusted up or down based on the fiscal year end corporate performance factor. All bonuses will be paid 80% in cash and 20% in restricted stock units.

Vincent C. Perro.    In connection with his commencement of employment, the Company entered into an employment agreement with Mr. Perro, dated June 21, 2004. The agreement provided for an annual management salary of $250,000 (subject to periodic review), an annual FSOB salary of $200,000 (subject to review in 2005), a target management bonus of $250,000, a grant of 30,000 stock options on July 1, 2004 and participation in the Company’s equity programs, CIC Plan at Tier I, the Severance Plan as Top Management (including severance for termination for good reason) and the Company’s benefit plans at the same level as other senior executives. The agreement contained six-month post-termination non-solicitation and non-competition restrictions.

Mr. Perro’s employment was terminated on March 31, 2007. The separation agreement between the Company and Mr. Perro dated as of February 16, 2007 provides a 2006 bonus payment of $427,500 (paid on March 15, 2007) and a severance payment of $900,000 (equal to salary of $450,000 plus target bonus of $450,000), to be made six months after termination. The non-solicitation and non-competition restrictions set forth in Mr. Perro’s letter agreement or other agreements with the Company will continue to apply. Benefits are conditioned on Mr. Perro’s execution of a release of claims in favor of the Company (which has been executed).

Thomas J. Friel.    In connection with his appointment to Chief Executive Officer, the Company entered into an employment agreement with Mr. Friel, effective June 24, 2003. The agreement provided for an annual salary of $600,000 (subject to periodic review), a target management bonus of 100% of salary (subject to periodic review) and participation in the Company’s equity programs, the CIC Plan at Tier I and the Severance Plan as Top Management and the Company’s benefit plans at the same level as other senior executives. The agreement contained six-month post-termination non-solicitation and non-competition restrictions.

Mr. Friel resigned as Chief Executive Officer of the Company effective as of September 13, 2006, but will continue as Chairman of the Board through the Annual Meeting on May 24, 2007. Mr. Friel will retire and resign as an employee, effective June 30, 2007. The Company intends to enter into a retirement agreement with Mr. Friel.

Jeffrey R. Scherb.    In connection with his appointment to Chief Technology and Operations Officer and temporary relocation to the Company’s London, England office, the Company entered into an employment agreement with Mr. Scherb, dated September 15, 2005. The agreement provided for an annual salary of $400,000 (subject to periodic review), a target management bonus of $262,500 (subject to periodic review) and participation in the Company’s equity programs, the CIC Plan at Tier I, the Severance Plan as Top Management, and the Company’s benefit plans at the same level as other senior executives. As an expatriate, the agreement also provided for tax equalization as well as certain expatriate benefits including reimbursement of relocation, housing, and children educational expenses. The agreement contained six-month post-termination non-solicitation and non-competition restrictions.

Mr. Scherb’s employment terminated on December 31, 2006. The separation agreement between the Company and Mr. Scherb dated as of December 12, 2006 provides for a 2006 bonus payment of $210,000 (paid on March 15, 2007), a severance payment of $662,500 (equal to salary of $400,000 and target bonus of $262,500), to be made six months after termination, expatriate benefits and moving expenses not to exceed $219,530, and a payment to be made six months after the termination date equal to the value of the forfeited equity awards that would have vested on December 31, 2006 if the awards had vested pro rata on a daily basis, with the payment for restricted stock units to be based on a closing stock price on December 29, 2006 of $42.36, and the payment for the stock options to be based on the difference between the option exercise price and $42.36. The non-solicitation and non-competition restrictions set forth in Mr. Scherb’s letter agreement or other agreements with the Company will continue to apply. Benefits are conditioned on Mr. Scherb’s execution of a release of claims in favor of the Company (which has been executed).

Bonnie W. Gwin.    In connection with her appointment to President, Americas, the Company entered into an employment agreement with Ms. Gwin, effective June 9, 2003. The agreement provided for an annual management salary of $350,000, an annual FSOB salary of $150,000, a target management bonus of $200,000, a grant of 50,000 stock options on March 6, 2003 and participation in the FSOB Bonus Plan, the Company’s equity programs, the CIC Plan at Tier I, the Severance Plan as Top Management and the Company’s benefit plans at the same level as other senior executives.

In connection with her return to full-time consulting in a Partner capacity (a non-executive position) on October 1, 2006, the Company entered into a new employment agreement with Ms. Gwin, dated September 26, 2006. The agreement provides for an annual FSOB salary of $500,000, a target management bonus of $375,000 for 2006, a guaranteed FSOB bonus of $50,000 for 2006, a guaranteed FSOB bonus of $200,000 for 2007 and participation in the FSOB Bonus Plan and the Company’s benefit plans at the same level as other senior executives. Ms. Gwin is no longer eligible to participate in the CIC Plan or the Severance Plan. Bonuses earned in 2006 were payable 85% in cash and 15% in restricted stock units. If Ms. Gwin terminates her employment for good reason, or the Company terminates her employment without cause, the agreement provides for a severance payment equal to two times the sum of the annual FSOB salary and 2007 guaranteed FSOB bonus (if termination occurs on or before March 31, 2007) or three times the sum of the annual FSOB salary and 2007 guaranteed FSOB bonus (if termination occurs between April 1, 2007 and March 9, 2008). The agreement contains six-month post-termination non-solicitation and non-competition restrictions. Severance benefits are conditioned on Ms. Gwin’s execution of a release of claims in favor of the Company.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the deduction a publicly held corporation is allowed for compensation paid to the chief executive officer and the other four most highly compensated executive officers. Amounts in excess of $1 million paid to a covered executive, other than performance-based compensation, cannot be deducted. The Company considers ways to maximize the deductibility of executive compensation but reserves the right to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. As a result, some portion of executive compensation paid to an executive officer whose compensation is subject to the deduction limits described above may not be deductible in the United States. The Company has taken appropriate steps, including obtaining stockholder approval, to ensure performance-based awards made pursuant to the GlobalShare Program and Incentive Plan will be fully deductible.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

Jill Kanin-Lovers (Chair)

Richard I. Beattie

Robert E. Knowling, Jr.

Douglas C. Yearley

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2006.

Summary Compensation Table

Name & Principal Position (1)	Year	Salary ($) (2)	Bonus ($) (3)	Stock Awards ($) (4)	Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($) (6)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (7)	Total ($)
L. Kevin Kelly	2006	747,603	207,493	434,912	139,233	408,800	0	284,231	2,222,272
Chief Executive Officer

Eileen A. Kamerick	2006	475,000	120,000	556,341	284,881	279,871	0	5,167	1,721,260
Chief Financial Officer &
Chief Administrative Officer

Michael Franzino	2006	450,000	0	339,850	144,868	1,133,355	0	1,770	2,069,843
Chairman, Global Markets

Kelvin J.R. Bolli-Thompson	2006	500,000	409,299	450,575	19,701	351,101	0	18,959	1,749,635
Chief Strategy & Development Officer

Vincent C. Perro	2006	450,000	0	315,282	198,831	427,500	0	8,860	1,400,473
President, Leadership
Consulting

Thomas J. Friel	2006	650,000	0	1,180,188	531,633	617,500	0	4,770	2,984,091
Chairman of the Board &
Former Chief Executive Officer

Jeffrey R. Scherb	2006	400,000	210,000	(255,137)	46,687	0	0	1,786,731	2,188,281
Former Chief Technology &
Operations Officer

Bonnie W. Gwin	2006	650,000	42,500	553,061	218,979	303,025	0	5,576	1,773,141
Former President, Americas

(1)	Mr. Kelly was President, Europe, Middle East and Africa (“EMEA”) until September 13, 2006, at which time he became the Chief Executive Officer. Mr. Friel was Chairman of the Board and Chief Executive Officer until September 13, 2006, at which time he resigned as Chief Executive Officer. Mr. Scherb’s last day of employment was on December 31, 2006. Ms. Gwin was President, Americas until September 30, 2006.

(2)	The salaries for Mr. Kelly (until September 12, 2006), Mr. Franzino, Mr. Bolli-Thompson and Ms. Gwin (until September 30, 2006) consisted of $425,000, $150,000, $150,000, $500,000 respectively for their management role and $300,000, $300,000, $350,000, $200,000 respectively for their consultant role. The salaries for Ms. Kamerick, Mr. Perro, Mr. Friel and Mr. Scherb reflect a management role. Mr. Kelly’s management salary was increased to $800,000 effective September 13, 2006 to reflect his appointment to Chief Executive Officer (his consultant salary was eliminated) and Ms. Gwin’s management salary was eliminated given her return to full-time consulting in a Partner capacity effective October 1, 2006.

(3)

This column reflects bonuses earned in 2006 and paid in cash by March 15, 2007. Mr. Kelly’s bonus reflects the difference between his minimum guaranteed salary and annual incentive compensation of $1,500,000 and his actual total cash compensation pro-rated based on the time spent in his position as President, EMEA (255 days) and adjusted to reflect only the cash portion paid (20% of the bonus was deferred into RSUs). Ms. Kamerick’s bonus reflects the cash award for the successful completion of the Highland Partners acquisition (20% of the total bonus was deferred into RSUs). Mr. Bolli-Thompson’s bonus reflects the guaranteed cash portion of his Fee/SOB bonus ($289,299) plus a cash award for the successful integration of the Highland Partners acquisition ($120,000). For Mr. Bolli-Thompson, 20% of both bonuses were deferred into RSUs. Mr. Scherb’s cash award reflects a pro-rated bonus for his performance in accordance with his separation agreement. Ms. Gwin’s bonus reflects the guaranteed cash portion of her Fee/SOB bonus (15% of the bonus was deferred into RSUs). All amounts exclude portions deferred into RSUs.

(4)	This column reflects the dollar amount recognized by the Company for financial reporting purposes with respect to fiscal year 2006 in accordance with FASB Statement No. 123(R) (“FAS 123(R)”), disregarding estimates for forfeitures, for outstanding unvested RSUs granted under the GlobalShare Program in 2006 and prior years. For details on 2006 grants of RSUs, refer to the Grants of Plan-Based Awards table.

(5)	This column reflects the dollar amount recognized by the Company for financial reporting purposes with respect to fiscal year 2006 in accordance with FAS 123(R), disregarding estimates for forfeitures, for outstanding unvested stock options granted under the GlobalShare Program and includes grants made in 2006 and prior years. Stock options were valued using a Black-Scholes valuation model. Assumptions used in the calculation of this amount for fiscal year 2006 are included in footnotes 12, 2 and 14 respectively of the Company’s audited financial statements included in the Company’s Form 10-K for the fiscal years ended 2006, 2005 and 2001.

(6)	This column reflects cash bonuses earned for 2006 performance and payable on March 15, 2007. For Mr. Kelly, Mr. Perro, Mr. Friel and Ms. Gwin, the amounts reflect a cash award earned under the Management Incentive Plan (“MIP”), which is discussed in further detail on page 11. Ms. Kamerick’s amount reflects the cash awards earned under the MIP ($270,800) and the Non-Consultant Source of Business Bonus Plan ($9,071). Mr. Franzino’s amount reflects the cash awards earned under the MIP ($114,000) and the Fee and Source of Business Bonus Plan ($1,019,355), which is discussed in further detail on page 12. Mr. Bolli-Thompson’s amount reflects the cash awards earned under the MIP ($114,000) and the Fee and Source of Business Bonus Plan ($237,101). Incentives under the MIP were calculated using each named executive officer’s respective management bonus target and multiplying by a corporate performance factor of 95% for 2006. All non-equity incentives for Mr. Kelly, Ms. Kamerick (except the Non-Consultant Source of Business Bonus which was all paid in cash), Mr. Franzino and Mr. Bolli-Thompson were deferred 20% into RSUs (15% for Ms. Gwin in accordance with her current employment agreement). All non-equity incentives for Mr. Perro and Mr. Friel who have/are leaving the Company effective March 31, 2007 and June 30, 2007 respectively, were paid in cash. All amounts in this column exclude portions deferred into RSUs.

(7)	These amounts reflect perquisites and other personal benefits provided to the named executive officers during the fiscal year ended December 31, 2006 (see the table on the next page for more details).

All Other Compensation

Name & Principal Position	Physical Examination	Financial Planning	Club Dues (1)	Company 401(k) Contributions ($)	Group Term Life and AD&D Insurance Premiums	Expatriate Assignment		Tax Gross-ups or Other Amounts Reimbursed	Other		Total
L. Kevin Kelly					2,280	256,360	(2)	25,591			284,231
Chief Executive Officer

Eileen A. Kamerick			397	3,000	1,770						5,167
Chief Financial Officer & Chief Administrative Officer

Michael Franzino					1,770						1,770
Chairman, Global Markets

Kelvin J.R. Bolli-Thompson				3,000	2,280				13,679	(4)	18,959
Chief Strategy & Development Officer

Vincent C. Perro	1,755	1,800	25	3,000	2,280						8,860
President, Leadership Consulting

Thomas J. Friel				3,000	1,770						4,770
Chairman of the Board & Former Chief Executive Officer

Jeffrey R. Scherb				3,000	2,280	334,671	(3)	25,426	1,421,354	(5)	1,786,731
Former Chief Technology & Operations Officer

Bonnie W. Gwin			296	3,000	2,280						5,576
Former President, Americas

(1)	These amounts reflect dues related to personal use of clubs.

(2)	This amount reflects the cost to the Company of providing this executive on an expatriate assignment with tax return preparation services (£600 or $1,106), housing (£82,680 or $152,354), education for his children (£42,624 or $78,543) and one round-trip home for his immediate family (£13,218 or $24,357). All amounts in £ were converted into U.S. dollars using a monthly average exchange rate for the year of 1.8427.

(3)	This amount reflects the cost to the Company of providing this executive on an expatriate assignment with tax return preparation services (£600 or $1,106), housing (£86,210 or $158,859), education for his children (£55,670 or $102,583), cost of living allowance ($50,000), council tax coverage (£748 or $1,378) and one round-trip home for his immediate family ($20,745). All amounts in £ were converted into U.S. dollars using a monthly average exchange rate for the year of 1.8427.

(4)	These amounts reflect the cost to the Company of providing the executive and his immediate family one round-trip airfare in relation to immigration matters.

(5)	This amount reflects a cash severance payment to be paid in July 2007 equal to $662,500 (one time target total cash compensation) plus $758,854 (value of pro-rated unvested equity outstanding at December 29, 2006).

GRANTS OF PLAN-BASED AWARDS IN 2006

The table below sets forth certain information with respect to non-equity incentive plan awards that could be earned and equity granted during the fiscal year ended December 31, 2006 for each named executive officer.

Grants of Plan-Based Awards in 2006

	Grant Date	HRCC Approval Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#) (5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (6)
Name & Principal Position			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
L. Kevin Kelly Chief Executive Officer	3-Mar-06 3-Mar-06	17-Feb-06 17-Feb-06	269,007	538,014(3)	1,076,027				5,000(7) 4,673(8)	10,000(7)	$ 32.96 $ 32.96	$280,500 $154,022

Eileen A. Kamerick Chief Financial Officer & Chief Administrative Officer	3-Mar-06 3-Mar-06 3-Nov-06	17-Feb-06 17-Feb-06 23-Oct-06	178,125	356,250	712,500				6,500(7) 2,670(8) 750(9)	13,000(7)	$ 32.96 $ 32.96 $ 39.98	$364,650 $ 88,003 $ 29,985

Michael Franzino Chairman, Global Markets	3-Mar-06 3-Mar-06	17-Feb-06 17-Feb-06	75,000	150,000(3)	300,000				2,500(7) 4,248(8)	5,000(7)	$ 32.96 $ 32.96	$140,250 $140,014

Kelvin J.R. Bolli-Thompson Chief Strategy & Development Officer	3-Mar-06 3-Mar-06 3-Nov-06	17-Feb-06 17-Feb-06 23-Oct-06	75,000	150,000(3)	300,000				2,500(7) 7,408(8) 750(9)	5,000(7)	$ 32.96 $ 32.96 $ 39.98	$140,250 $244,168 $ 29,985

Vincent C. Perro President, Leadership Consulting	3-Mar-06 3-Mar-06 3-Mar-06	17-Feb-06 17-Feb-06 17-Feb-06	225,000	450,000	900,000				5,000(7) 2,336(8) 20,000(10)	10,000(7)	$ 32.96 $ 32.96 $ 32.96	$280,500 $ 76,995 $659,200

Thomas J. Friel Chairman of the Board & Former Chief Executive Officer	3-Mar-06 3-Mar-06	17-Feb-06 17-Feb-06	325,000	650,000	1,300,000				12,500(7) 4,839(8)	25,000(7)	$ 32.96 $ 32.96	$701,250 $159,493

Jeffrey R. Scherb Former Chief Technology & Operations Officer	3-Mar-06 3-Mar-06	17-Feb-06 17-Feb-06	131,250	262,500	525,000				5,000(7) 2,002(8)	10,000(7)	$ 32.96 $ 32.96	$280,500 $ 65,986

Bonnie W. Gwin Former President, Americas	3-Mar-06 3-Mar-06	17-Feb-06 17-Feb-06	250,000	500,000(3)	1,000,000				6,500(7) 4,368(8)	13,000(7)	$ 32.96 $ 32.96	$364,650 $143,969

(1)	Each date reflects the day the Committee approved the grant date and the amount of the executive’s equity award.

(2)	The columns reflect amounts payable under the Management Incentive Plan (“MIP”) for meeting specified threshold, target and superior levels of performance respectively. The incentive level for achieving threshold performance is equal to 50% of target while the incentive levels for achieving superior performance is equal to a maximum of 200% of target. Ms. Gwin was eligible for this bonus target for the first nine months of the year as President, Americas.

(3)	Mr. Kelly (as President of Europe, Middle East and Africa until September 12, 2006), Mr. Franzino, Mr. Bolli-Thompson and Ms. Gwin were also eligible to participate in the Company’s Fee and Source of Business Bonus plan (refer to page 12 for more details on this plan). Individual estimated possible payouts are not available because the uncapped incentive opportunity is tied to a percentage of fee and source of business revenues earned by an individual each year. As such, prior year incentives are not representative of amounts to be earned in subsequent years.

(4)	This column reflects grants of RSUs awarded in fiscal year 2006 under the Company’s GlobalShare program.

(5)	This column reflects grants of stock options awarded in fiscal year 2006 under the Company’s GlobalShare program.

(6)	This column reflects the grant date fair value calculated in accordance with FAS 123(R). The fair value of the stock options was estimated on the date of grant using the Black-Scholes valuation model and specific assumptions (expected life of 3.4 years, risk-free interest rate of 4.7%, expected volatility of 40.8% and expected dividend yield of 0%).

(7)	For fiscal year 2006, each named executive officer received a mix of stock options and RSUs (based on a 2:1 share ratio) which represent the long-term incentive component of the total executive compensation package. The options and the RSUs vest in equal installments over a three-year period starting on the first anniversary of the grant date.

(8)	These RSUs reflect the deferred portion of the 2005 annual incentive payable in March 2006 (20% mandatory deferral for the management incentive and 10% mandatory deferral for the fee and source of business incentive). The total number of RSUs granted is equal to the amounts deferred plus a 10% premium divided by the closing share price on the date of grant. The RSUs vest in equal installments over a three-year period starting on the first anniversary of the grant date.

(9)	These amounts reflect the portion (20%) of the acquisition-related bonuses that were paid in restricted stock units. The RSUs vest in equal installments over a three-year period starting on the first anniversary of the grant date.

(10)	This amount reflects a retention award made in restricted stock units. The RSUs vest in full on the third anniversary of the date of grant.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

The table below includes certain information with respect to stock options and restricted stock units previously awarded to the named executive officers that were outstanding at the fiscal year ended December 31, 2006.

Outstanding Equity Award at December 31, 2006

	Option Awards								Stock Awards
Name & Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
L. Kevin Kelly Chief Executive Officer	3,000 1,525 10,000 10,000 2,000	(2) (3) (4) (7) (10)	108 5,000 4,000 10,000	(1) (7) (10) (12)		$ $ $ $ $ $ $	14.00 40.73 35.13 11.90 27.00 36.17 32.96	26-Apr-09 6-Mar-10 6-Mar-11 6-Mar-08 12-May-09 10-Mar-10 3-Mar-11	2,000 20,000 9,673	(10) (11) (12)	$ $ $	84,720 847,200 409,748

Eileen A. Kamerick Chief Financial Officer & Chief Administrative Officer	26,666 4,333	(8) (10)	13,334 8,667 13,000	(8) (10) (12)		$ $ $	27.04 36.17 32.96	7-Jun-09 10-Mar-10 3-Mar-11	4,334 30,000 9,170 750	(10) (11) (12) (14)	$ $ $ $	183,588 1,270,800 388,441 31,770

Michael Franzino Chairman, Global Markets	1,250 1,000 13,333 1,666	(2) (3) (7) (10)	6,667 3,334 5,000	(7) (10) (12)		$ $ $ $ $	40.73 35.13 27.00 36.17 32.96	6-Mar-10 6-Mar-11 12-May-09 10-Mar-10 3-Mar-11	750 1,667 10,000 6,748	(6) (10) (11) (12)	$ $ $ $	31,770 70,614 423,600 285,845

Kelvin J.R. Bolli-Thompson Chief Strategy & Development Officer			5,000	(12)			$32.96	3-Mar-11	1,167 1,667 20,000 9,908 750	(6) (10) (11) (12) (14)	$ $ $ $ $	49,434 70,614 847,200 419,703 31,770

Vincent C. Perro President, Leadership Consulting			10,000 3,334 10,000	(9) (10) (12)		$ $ $	29.16 36.17 32.96	1-Jul-09 10-Mar-10 3-Mar-11	3,334 7,336 20,000	(10) (12) (13)	$ $ $	141,228 310,753 847,200

Thomas J. Friel Chairman of the Board & Former Chief Executive Officer	26,920 19,820 7,880 8,000 100,000 33,333 8,333	(1) (2) (3) (4) (5) (7) (10)	16,667 16,667 25,000	(7) (10) (12)		$ $ $ $ $ $ $ $	14.00 40.73 35.13 11.90 12.90 27.00 36.17 32.96	26-Apr-09 6-Mar-10 6-Mar-11 6-Mar-08 24-Jun-08 12-May-09 10-Mar-10 3-Mar-11	8,000 40,000 17,339	(10) (11) (12)	$ $ $	338,880 1,694,400 734,480

Jeffrey R. Scherb Former Chief Technology & Operations Officer				(15)						(15)

Bonnie W. Gwin Former President, Americas	1,250 1,000 21,000 16,666 3,333	(2) (3) (4) (7) (10)	8,334 6,667 13,000	(7) (10) (12)		$ $ $ $ $ $	40.73 35.13 11.90 27.00 36.17 32.96	6-Mar-10 6-Mar-11 6-Mar-08 12-May-09 10-Mar-10 3-Mar-11	3,334 30,000 10,868	(10) (11) (12)	$ $ $	141,228 1,270,800 460,368

(1)	The amounts consist of stock options granted on April 26, 1999. The unexercisable stock options are vesting in full on April 26, 2008.

(2)	The amounts consist of stock options granted on March 6, 2000.

(3)	The amounts consist of stock options granted on March 6, 2001.

(4)	The amounts consist of stock options granted on March 6, 2003.

(5)	The amounts consist of stock options granted on June 24, 2003.

(6)	The amounts consist of restricted stock units granted on March 9, 2004 and vesting on March 6, 2007.

(7)	The amounts consist of stock options granted on May 12, 2004. The unexercisable stock options are vesting on May 12, 2007.

(8)	The amounts consist of stock options granted on June 7, 2004 in connection with Ms. Kamerick’s first day of employment. The unexercisable stock options are vesting on June 7, 2007.

(9)	The amount consists of stock options granted on July 1, 2004 in connection with Mr. Perro’s first day of employment and vesting on July 1, 2007.

(10)	The amounts consist of stock options and restricted stock units granted on March 10, 2005. The unexercisable stock options and the restricted stock units vest 50% on March 10, 2007 and 50% on March 10, 2008 respectively.

(11)	The amounts consist of retention-related restricted stock units granted on March 10, 2005 and vesting in full on March 10, 2008.

(12)	The amounts consist of stock options and restricted stock units granted on March 3, 2006. The stock options and the restricted stock units vest 33.3% on March 3, 2007, 33.3% on March 3, 2008 and 33.4% on March 3, 2009 respectively.

(13)	The amount consists of retention-related restricted stock units granted on March 3, 2006 and vesting in full on March 3, 2009.

(14)	The amounts consist of restricted stock units granted on November 3, 2006 in connection with the payment of a portion of merger-related bonuses in equity. The restricted stock units vest 33.3% on November 3, 2007, 33.3% on November 3, 2008 and 33.4% on November 3, 2009 respectively.

(15)	All unvested outstanding equity was forfeited due to Mr. Scherb’s termination on December 31, 2006. In lieu, he will be paid a cash amount in July 2007 equal to the value of the unvested equity on December 29, 2006 prorated to reflect the amount of time Mr. Scherb was employed with the Company over the vesting period.

OPTION EXERCISES AND STOCK VESTED IN 2006

The table below includes certain information with respect to the exercise of stock options and the vesting of restricted stock units for the named executive officers during the fiscal year ended December 31, 2006.

Option Exercises and Stock Vested in 2006

	Option Awards		Stock Awards
Name & Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
L. Kevin Kelly			3,219	$104,585
Chief Executive Officer			1,000	$34,000

Eileen A. Kamerick			2,166	$73,644
Chief Financial Officer &
Chief Administrative Officer

Michael Franzino	16,667	$352,152	9,666	$314,048
Chairman, Global Markets			833	$28,322

Kelvin J.R. Bolli-Thompson	5,000	$29,759	2,747	$89,250
Chief Strategy & Development			833	$28,322
Officer

Vincent C. Perro	21,666	$263,420	1,666	$56,644
President, Leadership
Consulting

Thomas J. Friel			16,667	$561,678
Chairman of the Board &			4,000	$136,000
Former Chief Executive Officer

Jeffrey R. Scherb	66,666	$1,508,027	1,666	$56,644
Former Chief Technology &
Operations Officer

Bonnie W. Gwin	16,217	$502,490	1,666	$56,644
Former President, Americas

(1)	The amounts reflect the pre-tax value of the difference between the option exercise price and the share price on the date and time the option is exercised multiplied by the number of options exercised.

(2)	The amounts reflect the number of restricted stock units (“RSUs”) converted into common shares on a one-for-one basis.

(3)	The amounts reflect the pre-tax value of the number of RSUs vesting multiplied by the closing market price of the stock on the date of vesting.

PENSION BENEFITS

Pension benefits were not provided to any of the named executive officers during or prior to the fiscal year ended December 31, 2006.

NONQUALIFIED DEFERRED COMPENSATION PLAN

The table below provides information with respect to participation in the Company’s U.S. Employee Deferred Compensation (“EDC”) Plan by the named executive officers for the fiscal year ended December 31, 2006. L. Kevin Kelly is the only named executive officer to have participated in the plan during or prior to 2006. For more information about the terms and conditions of the EDC Plan, please refer to the Compensation Discussion and Analysis section of the proxy statement.

	Nonqualified Deferred Compensation for 2006
Name & Principal Position	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
L. Kevin Kelly Chief Executive Officer	108,750		6,845		115,595

Eileen A. Kamerick Chief Financial Officer & Chief Administrative Officer

Michael Franzino Chairman, Global Markets

Kelvin J.R. Bolli-Thompson Chief Strategy & Development Officer

Vincent C. Perro President, Leadership Consulting

Thomas J. Friel Chairman of the Board & Former Chief Executive Officer

Jeffrey R. Scherb Former Chief Technology & Operations Officer

Bonnie W. Gwin Former President, Americas

(1)	These contributions were also included in the Salary column of the Summary Compensation Table.

(2)	Aggregate earnings were not included in the Summary Compensation Table.

(3)	No contributions were made into the Plan prior to 2006.

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL

The Company provides certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment following a change in control of the Company. These benefits are in addition to the benefits to which the employee would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, equity-based awards that are vested as of the date of termination, and the right to continue medical coverage pursuant to COBRA). These incremental benefits as they pertain to the named executive officers are described below.

Change in Control Severance Plan

The Company maintains a Change in Control Severance Plan (“CIC Plan”) that covers executives who are selected each year by the Board to participate. All named executive officers participated in the CIC Plan in 2006. The CIC Plan provides severance benefits to the executive if he or she is terminated by the Company without cause, or if the executive terminates his or her employment with the Company for good reason, within two years of a change in control of the Company (or within six months prior to a change in control of the Company if such termination is effected prior to, but in anticipation of, the change in control).

For 2006, the Board approved the following benefits to be provided under the CIC Plan to a participating named executive officer upon a qualifying termination of employment:

•	Salary and other compensation earned but not paid as of the termination date, including any unpaid bonus and earned but unused vacation time

•

A prorated bonus payment equal to the greater of the executive’s annual target bonus as of the date immediately prior to the change in control or the average of the annual bonuses paid with respect to the three calendar years preceding the change in control (the “bonus amount”)

•	A lump sum payment equal to two times the sum of the executive’s base salary and bonus amount

•	Immediate vesting of all outstanding unexercisable stock options and unvested restricted stock units granted under the Company’s GlobalShare Program

•	Reimbursement of reasonable legal fees incurred by the executive in enforcing in good faith his or her rights under the CIC Plan (unless the executive was terminated for cause)

On February 17, 2006 the Board selected the executives eligible to participate in the CIC Plan and also determined the particular benefits to be provided to each named executive officer during fiscal year 2006, including the severance multiplier to be applied to the executive’s base salary and bonus amount and whether the executive’s severance benefits would include a “gross-up payment” to cover any excise and related income tax liability arising under Section 280G of the Internal Revenue Code as a result of any payment or benefit paid under the CIC Plan or whether the executive’s benefits would be limited under the CIC Plan to ensure Section 280G does not apply. No gross-up payment or limitation was approved by the Board for any of the named executive officers.

The CIC Plan contains restrictive covenants that prohibit the executive, for a period of time, from working on the accounts of certain clients, with respect to which he or she had significant involvement, providing services to competitors, or soliciting or hiring employees or employee candidates of the Company. In order to receive benefits under the CIC Plan, the executive must waive his or her right to receive any severance benefits he or she is entitled to receive under any other Company severance plan or employment agreement to which the Company is a party.

For purposes of the CIC Plan:

•

“Cause” means the executive’s (i) willful and continued failure to substantially perform his or her duties that is not cured after notice from the Company (other than a failure due to a physical or mental condition), or (ii) willful misconduct that is materially injurious to the Company.

•

“Good reason” means the occurrence of one of the following events without the executive’s written consent: (i) the assignment to the executive of duties inconsistent with, or a reduction in his or her responsibilities or functions associated with, his or her position immediately prior to the change in control; (ii) a reduction in the executive’s base salary or any failure to pay the executive any compensation within seven days of the due date for such payment; (iii) a change by 50 miles or more of the executive’s principal work location; (iv) a substantial change in the executive’s required business travel; (v) the Company’s failure to continue substantially similar benefits under its welfare and fringe benefit plans, its taking any action that adversely affects or reduces the executive’s benefits under such plans, or its failure to provide the executive with his or her accrued vacation days in accordance with the Company’s policy in effect immediately prior to the change in control; (vi) the failure to provide the executive with the bonus and long term incentive opportunity available immediately prior to the change in control; (vii) a material increase in the executive’s working hours; or (viii) the failure of any successor to the Company to assume the obligations under the CIC Plan.

•

“Change in control” means (i) a person’s acquisition of more than 30% of the voting power of the Company’s outstanding securities; (ii) during any 24 month period, the incumbent board members, and generally any new directors elected by at least  2/3 of the incumbent or previously approved board members cease to constitute a majority of the board; (iii) a merger or consolidation of the Company (other than a merger or consolidation that (A) results in the Company’s outstanding voting securities continuing to represent more than 66- 2/3% of the combined voting power of the outstanding securities immediately after the transaction, or (B) after which no person holds 30% or more of the combined voting power of the outstanding securities immediately after the transaction); (iv) a complete liquidation, or a sale of substantially all of the assets, of the Company; or (v) any other event that the Board determines to be a change in control. A change in control does not include any of the above events if after such event the Company ceases to be subject to Section 13 or 15(d) of the Securities Exchange Act and no more than 50% of the outstanding stocks are owned by any entity subject to such requirements, or executive officers of the Company own 25% or more of the then outstanding common stock or 25% or more of the combined voting power of the then outstanding voting securities.

Severance Pay Plan

The Company maintains the Severance Pay Plan (the “Severance Plan”) that provides severance benefits to full-time or part-time employees who are not covered by a collective bargaining agreement, who do not have written severance agreements with the Company and who do not receive benefits under the CIC Plan. Benefits are available to an eligible employee who is involuntarily terminated by the Company for other than cause (as defined in the Plan) and is not offered employment with the Company. Benefits are not available if the termination is due to voluntary resignation, leave of absence, retirement, death or disability. If the termination is due to the employee’s transfer to an unaffiliated business, the sale of the stock or assets of the Company or the outsourcing of a division, department, business unit or function, severance benefits will be provided only if the employee has not been offered employment with the successor entity. An employee’s receipt of severance benefits in excess of two weeks of pay is conditioned on his or her execution of a release. Each named executive officer is entitled to severance benefits equal to one year of base salary and an amount equal to the executive’s target bonus amount. However Department of Labor regulations limit such severance payments to an amount equal to two times the executive’s “annual compensation” as defined in those regulations. The severance benefits will be paid to the named executive officer in a lump sum six months after termination. In addition, employees who elect continued health care pursuant to COBRA will pay premiums at active employee rates.

Policy for Treatment of RSUs upon Retirement

In 2006, the Company adopted the Policy for Treatment of RSUs upon Retirement (the “Retirement Policy”) that allows for the continued vesting of RSUs granted on or after 2006 for an employee that qualifies for retirement by meeting all of the following criteria:

•	Age 55 or older at the time of retirement

•	Combined age and years of service add up to at least 70 on the date of retirement

•	Notice of intent to retire is given by the employee by no later than October 15th of the fiscal year before the actual retirement

Mr. Friel was the only named executive officer that qualified for retirement under this policy on December 31, 2006.

GlobalShare Program

All employees are eligible to receive awards under the Company’s 1998 GlobalShare Program.

Upon the occurrence of a change in control, the Plan provides the following benefits to employees who have received awards under the Plan:

•	Immediate vesting of all outstanding unexercisable stock options; and

•	Immediate vesting of all outstanding unvested RSUs.

For purposes of the Program, the definition of change in control is the same as included in the Company’s Change in Control Severance Plan (see page 30 for more details).

All agreements with respect to awards of stock options and restricted stock units granted under the 1998 GlobalShare Program provide for immediate vesting of all outstanding awards in the event of a termination by reason of death or disability as defined under the Program.

All 2005 agreements with respect to awards of stock options and restricted stock units (except retention related RSUs) granted on March 10, 2005 under the 1998 GlobalShare Program provide for vesting continuation for an employee who qualifies for retirement if he or she is age 65 or his or her combined age and years of service add up to at least 70 on the date of retirement.

L. Kevin Kelly.    The table below shows the additional benefits and payments to be made in the event of a termination by the Company without cause, termination by reason of death or long-term disability, retirement and termination following a change in control of the Company on December 31, 2006.

Contingent Payments (000s)

	Involuntary Termination Without Cause (1)	Death or Long-Term Disability (2)	Retirement		Termination following a Change in Control (3)
Base Salary	$800,000	$0	$0		$1,600,000
Annual Incentive	$800,000	$0	$0		$2,379,423
Vesting of unexercisable stock options (4)	$0	$198,623	$0		$198,623
Vesting of outstanding restricted stock units (5)	$0	$1,341,668	$0	(6)	$1,341,668

Total	$1,600,000	$1,540,291	$0		$5,519,714

(1)	The amounts reflect benefits payable under the Severance Pay Plan equal to one-time base salary plus the management incentive plan target.

(2)	The immediate vesting of the equity awards is a benefit provided under all of Mr. Kelly’s outstanding equity agreements.

(3)	The amounts reflect the salary and annual incentive benefits provided under the Company’s Change in Control Severance Plan if the executive is terminated by the Company without cause or the executive voluntarily resigns for good reason within a period of two years following the change in control. For Mr. Kelly, the benefit is equal to two times his highest base salary during 2006 plus two times the average of his annual incentives payable with respect to calendar years 2003, 2004 and 2005.

(4)	The amounts are equal to the difference between the closing stock price on December 29, 2006 ($42.36) and the option exercise price multiplied by the number of outstanding unexercisable stock options.

(5)	The amounts are equal to the closing stock price on December 29, 2006 ($42.36) multiplied by the number of outstanding unvested RSUs.

(6)	Mr. Kelly is not entitled to any vesting continuation benefits given he does not qualify for retirement under the Retirement Policy.

Eileen A. Kamerick.    The table below shows the additional benefits and payments to be made in the event of a termination by the Company without cause, termination by reason of death or long-term disability, retirement and termination following a change in control of the Company on December 31, 2006.

Contingent Payments (000s)

	Involuntary Termination Without Cause (1)	Death or Long-Term Disability (2)	Retirement		Termination following a Change in Control (3)
Base Salary	$475,000	$0	$0		$950,000
Annual Incentive	$356,250	$0	$0		$773,961
Vesting of unexercisable stock options (4)	$0	$380,126	$0		$380,126
Vesting of outstanding restricted stock units (5)	$0	$1,874,599	$0	(6)	$1,874,599

Total	$831,250	$2,254,725	$0		$3,978,686

(1)	The amounts reflect benefits payable under the Company’s Severance Pay Plan equal to one-time base salary plus the management incentive plan target.

(2)	The immediate vesting of the equity awards is a benefit provided under all of Ms. Kamerick’s outstanding equity agreements.

(3)	The amounts reflect the salary and annual incentive benefits provided under the Company’s Change in Control Severance Plan if the executive is terminated by the Company without cause or the executive voluntarily resigns for good reason within a period of two years following the change in control. For Ms. Kamerick, the benefit is equal to two times her highest base salary during 2006 plus two times the average of her annual incentives payable with respect to calendar years 2004 and 2005 (adjusted for her employment start date of June 7, 2004).

(4)	The amounts are equal to the difference between the closing stock price on December 29, 2006 ($42.36) and the option exercise price multiplied by the number of outstanding unexercisable stock options.

(5)	The amounts are equal to the closing stock price on December 29, 2006 ($42.36) multiplied by the number of outstanding unvested RSUs.

(6)	Ms. Kamerick is not entitled to any vesting continuation benefits given she does not qualify for retirement under the Retirement Policy.

Michael Franzino.    The table below shows the additional benefits and payments to be made in the event of a termination by the Company without cause, termination by reason of death or long-term disability, retirement and termination following a change in control of the Company on December 31, 2006.

Contingent Payments (000s)

	Involuntary Termination Without Cause (1)	Death or Long-Term Disability (2)	Retirement		Termination following a Change in Control (3)
Base Salary	$450,000	$0	$0		$900,000
Annual Incentive	$150,000	$0	$0		$1,359,315
Vesting of unexercisable stock options (4)	$0	$170,043	$0		$170,043
Vesting of outstanding restricted stock units (5)	$0	$811,829	$0	(6)	$811,829

Total	$600,000	$981,872	$0		$3,241,186

(1)	The amounts reflect benefits payable under the Company’s Severance Pay Plan equal to one-time base salary plus the management incentive plan target.

(2)	The immediate vesting of the equity awards is a benefit provided under all of Mr. Franzino’s outstanding equity agreements.

(3)	The amounts reflect the salary and annual incentive benefits provided under the Company’s Change in Control Severance Plan if the executive is terminated by the Company without cause or the executive voluntarily resigns for good reason within a period of two years following the change in control. For Mr. Franzino, the benefit is equal to two times his highest base salary during 2006 plus two times the average of his annual incentives payable with respect to calendar years 2003, 2004 and 2005.

(4)	The amounts are equal to the difference between the closing stock price on December 29, 2006 ($42.36) and the option exercise price multiplied by the number of outstanding unexercisable stock options.

(5)	The amounts are equal to the closing stock price on December 29, 2006 ($42.36) multiplied by the number of outstanding unvested RSUs.

(6)	Mr. Franzino is not entitled to any vesting continuation benefits given he does not qualify for retirement under the Retirement Policy.

Kelvin J.R. Bolli-Thompson.    The table below shows the additional benefits and payments to be made in the event of a termination by the Company without cause, termination by reason of death or long-term disability, retirement and termination following a change in control of the Company on December 31, 2006.

Contingent Payments (000s)

	Involuntary Termination Without Cause (1)	Death or Long-Term Disability (2)	Retirement		Termination following a Change in Control (3)
Base Salary	$500,000	$0	$0		$1,000,000
Annual Incentive	$150,000	$0	$0		$3,629,145
Vesting of unexercisable stock options (4)	$0	$47,000	$0		$47,000
Vesting of outstanding restricted stock units (5)	$0	$1,418,721	$0	(6)	$1,418,721

Total	$650,000	$1,465,721	$0		$6,094,866

(1)	The amounts reflect benefits payable under the Company’s Severance Pay Plan equal to one-time base salary plus the management incentive plan target.

(2)	The immediate vesting of the equity awards is a benefit provided under all of Mr. Bolli-Thompson’s outstanding equity agreements.

(3)	The amounts reflect the salary and annual incentive benefits provided under the Company’s Change in Control Severance Plan if the executive is terminated by the Company without cause or the executive voluntarily resigns for good reason within a period of two years following the change in control. For Mr. Bolli-Thompson, the benefit is equal to two times his highest base salary during 2006 plus two times the average of his annual incentives payable with respect to calendar years 2003, 2004 and 2005.

(4)	The amounts are equal to the difference between the closing stock price on December 29, 2006 ($42.36) and the option exercise price multiplied by the number of outstanding unexercisable stock options.

(5)	The amounts are equal to the closing stock price on December 29, 2006 ($42.36) multiplied by the number of outstanding unvested RSUs.

(6)	Mr. Bolli-Thompson is not entitled to any vesting continuation benefits given he does not qualify for retirement under the Retirement Policy.

Vincent C. Perro.    Mr. Perro’s last day of employment was on March 31, 2007. In connection with his termination and pursuant to the Separation Agreement entered into between the Company and Mr. Perro on February 16, 2007, Mr. Perro will receive a severance-related cash payment of $900,000 on the date six months following the termination date (equal to one time his base salary plus his management incentive plan target). As a result of his termination, Mr. Perro forfeited a total of 18,334 unexercisable stock options and 26,559 unvested restricted stock units on his termination date.

Thomas J. Friel.    The table below shows the additional benefits and payments to be made in the event of a termination by the Company without cause, termination by reason of death or long-term disability, retirement and termination following a change in control of the Company on December 31, 2006.

Contingent Payments (000s)

	Involuntary Termination Without Cause (1)	Death or Long-Term Disability (2)	Retirement		Termination following a Change in Control (3)
Base Salary	$0	$0	$0		$0
Annual Incentive	$0	$0	$0		$0
Vesting of unexercisable stock options (4)	$0	$594,174	$103,169	(6)	$594,174
Vesting of outstanding restricted stock units (5)	$0	$2,767,760	$1,073,360	(6)	$2,767,760

Total	$0	$3,361,934	$1,176,529		$3,361,934

(1)	Mr. Friel ceased to be a participant in the Company’s Severance Pay Plan upon his resignation as Chief Executive Officer on September 12, 2006.

(2)	The immediate vesting of the equity awards is a benefit provided under all of Mr. Friel’s equity agreements.

(3)	Mr. Friel ceased to be a participant in the Company’s Change in Control Severance Plan upon his resignation as Chief Executive Officer on September 12, 2006.

(4)	The amounts are equal to the difference between the closing stock price on December 29, 2006 ($42.36) and the option exercise price multiplied by the number of outstanding unexercisable stock options.

(5)	The amounts are equal to the closing stock price on December 29, 2006 ($42.36) multiplied by the number of outstanding unvested RSUs.

(6)	The amounts reflect the vesting continuation benefits available to Mr. Friel given he was eligible for retirement on December 31, 2006.

Jeffrey R. Scherb.    Mr. Scherb’s last day of employment was on December 31, 2006. In connection with his termination and pursuant to the Separation Agreement entered into between the Company and Mr. Scherb on December 13, 2006, Mr. Scherb has received or will receive the following cash payments:

•	$210,000 (2006 bonus) paid on March 15, 2007

•	$662,500 (severance amount equal to one time base salary plus management incentive plan target) to be paid on the date six months after his termination date

•

$758,854 (equal to value of forfeited equity awards pro-rated through date of termination and valued using the closing stock price of $42.36 on December 29, 2006) to be paid on the date six months after his termination date

Mr. Scherb’s expatriate benefits, including his children’s education and family housing will be provided until July 2007, provided that in no event shall such amounts, together with moving expenses incurred in connection with his relocation to the U.S. exceed $219,530.

Bonnie W. Gwin.    The table below shows the payments to be made in the event of a termination by the Company without cause, termination by Ms. Gwin for good reason, termination by reason of death or long-term disability, retirement and termination following a change in control of the Company on December 31, 2006.

Contingent Payments (000s)

	Termination Without Cause or For Good Reason (1)	Death or Long-Term Disability (2)	Retirement		Termination following a Change in Control (3)
Base Salary	$1,000,000	$0	$0		$1,000,000
Annual Incentive	$400,000	$0	$0		$400,000
Vesting of unexercisable stock options (4)	$0	$291,479	$0		$291,479
Vesting of outstanding restricted stock units (5)	$0	$1,872,397	$0	(6)	$1,872,397

Total	$1,400,000	$2,163,876	$0		$3,563,876

(1)	The amounts reflect the benefits payable pursuant to Ms. Gwin’s employment agreement dated September 26, 2006 equal to two times the sum of her consultant salary and guaranteed fee and source of business incentive for 2007. Ms. Gwin was not a participant in the Company’s Severance Pay Plan on December 31, 2006.

(2)	The immediate vesting of the equity awards is a benefit provided under all of Ms. Gwin’s outstanding equity agreements.

(3)	The salary and annual incentive amounts reflect the same benefits that are provided to Ms. Gwin for termination without cause or for good reason pursuant to Ms. Gwin’s employment agreement dated September 26, 2006. Ms. Gwin was not a participant in the Company’s Change in Control Severance Plan on December 31, 2006.

(4)	The amounts are equal to the difference between the closing stock price on December 29, 2006 ($42.36) and the option exercise price multiplied by the number of outstanding unexercisable stock options and are benefits provided pursuant to the Company’s GlobalShare Plan.

(5)	The amounts are equal to the closing stock price on December 29, 2006 ($42.36) multiplied by the number of outstanding unvested RSUs are benefits provided pursuant to the Company’s GlobalShare Plan.

(6)	Ms. Gwin is not entitled to any benefits given she does not qualify for retirement under the Retirement Policy.

DIRECTOR COMPENSATION

The Company provides compensation that is competitive with other similarly-sized publicly traded companies to attract and retain the most qualified directors. Compensation is paid in a mix of cash and equity to ensure directors are aligned with the interests of the stockholders and the long-term strategy of the Company. Additional compensation is also provided to a director who serves as a committee chair to reflect the additional time requirements, additional risk and skill-level required to fulfill this role. The Nominating and Board Governance Committee of the Board annually reviews and, where appropriate, recommends to the Board changes in the amount and form of compensation for directors. The Company does not provide any compensation to directors who are also employees of the Company for their service as directors.

Cash Compensation.    Each director receives an annual cash retainer of $50,000 payable on a quarterly basis. The Audit and Finance Committee Chair receives an additional cash retainer of $25,000 while other standing Committee Chairs receive an additional cash retainer of $10,000.

In 2006, Ms. Kanin-Lovers and Mr. Unruh served on a special Chief Executive Officer Search Committee. To recognize the time and extraordinary efforts associated with serving on this committee, the full Board of Directors unanimously approved on December 14, 2006, an additional one-time cash award of $10,000 each for Ms. Kanin-Lovers and Mr. Unruh.

In addition, the Company reimburses the directors for any out-of-pocket expenses associated with their service as directors.

Equity Compensation.    Each director receives an annual equity retainer of $25,000 payable in the form of restricted stock units awarded on the date of the Company’s annual meeting of stockholders. The total number of restricted stock units awarded is equal to the equity retainer divided by the closing share price on the date of the Company’s annual meeting of stockholders. The restricted stock units vest and are payable on the date a director ceases to serve on the Board. A director may also elect to receive shares of common stock in lieu of the restricted stock units described above. For a director who joins the Board after the Company’s annual meeting of stockholders, a pro-rata equity award would be made following his or her appointment to the Board. The Company no longer grants awards of stock options to its directors.

Non-Employee Directors Voluntary Deferred Compensation Plan.    Pursuant to the Company’s Non-Employee Directors Voluntary Deferred Compensation (“VDC”) Plan which is fully funded, the directors may defer up to 100% of their cash compensation per year. To enroll in the Company’s VDC plan, a director needs to complete an election form in a timely manner and choose from investment funds offered by Vanguard (VDC Plan administrator). A participant is not allowed to invest directly in the Company stock fund. Vanguard calculates the earnings for the funds selected for each director’s account. The election remains in effect for all subsequent years until a director makes a different election. The distributions are payable in a lump sum on the date a director ceases to serve on the Board.

Director Summary Compensation Table. The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2006.

Director Compensation in 2006

	Fees Earned or Paid in Cash ($)		Stock Awards ($) (2)		Option Awards (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Name (1)
Richard I. Beattie	60,000	(4)(6)	25,000	(8)					85,000
Antonio Borges	50,000	(6)	25,000	(9)					75,000
John A. Fazio	75,000	(5)	25,000	(8)					100,000
Jill Kanin-Lovers	70,000	(4)(7)	25,000	(8)					95,000
Robert E. Knowling, Jr.	50,000		25,000	(9)					75,000
V. Paul Unruh	60,000	(7)	25,000	(8)					85,000
Douglas C. Yearley	50,000		25,000	(9)					75,000

(1)	L. Kevin Kelly, the Company’s Chief Executive Officer, Thomas J. Friel, the Company’s Chairman of the Board, and Gerard Roche, the Company’s Senior Chairman are not included in this table as they are employees of the Company and thus receive no compensation for their service as directors. The compensation received by Mr. Kelly and by Mr. Friel as employees of the Company is shown in the Summary Compensation Table on page 19. The compensation received by Mr. Roche as an employee is discussed in the Related Person Transaction section on page 52.

(2)	The amounts reflect the dollar value recognized for financial reporting purposes with respect to fiscal year 2006 in accordance with FAS 123(R) for restricted stock units (“RSUs”) and common stock granted under the GlobalShare Program.

(3)	There were no stock options granted to directors in 2006.

(4)	Mr. Beattie and Mrs. Kanin-Lovers each received an additional cash retainer of $10,000 as Chair of the Nominating and Board Governance Committee and Chair of the Human Resources and Compensation Committee respectively.

(5)	Mr. Fazio received an additional cash retainer of $25,000 as Chair of the Audit and Finance Committee.

(6)	The fees earned were all deferred pursuant to the Company’s Non-Employee Directors Voluntary Deferred Compensation Plan.

(7)	Ms. Kanin-Lovers and Mr. Unruh each earned a special one-time cash award of $10,000 for serving on the CEO Search Committee.

(8)	The amounts reflect a stock award of $25,000. The total number of shares was determined by dividing the dollar amount ($25,000) by the closing share price on the date of the Annual Meeting of Stockholders ($34.26 on May 30, 2006).

(9)	The amounts reflect a restricted stock unit (“RSU”) award of $25,000. The total number of RSUs was determined by dividing the dollar amount ($25,000) by the closing share price on the date of the Annual Meeting of Stockholders ($34.26 on May 30, 2006). RSUs vest and are paid when the director ceases to serve on the Board. As of December 31, 2006, the following awards were outstanding for each director:

Equity Outstanding at December 31, 2006

	Stock Options		Restricted Stock Units
Non-Employee Director	Exercisable	Unexercisable
Richard I. Beattie	0	0	2,879
Antonio Borges	0	0	2,428
John A. Fazio	0	0	1,839
Jill Kanin-Lovers	0	0	870
Robert E. Knowling, Jr.	15,000	0	4,381
V. Paul Unruh	0	0	770
Douglas C. Yearley	0	0	4,381

Total	15,000	0	17,548

VOTING SECURITIES OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock, which is the only outstanding class of voting securities and equity securities of the Company, as of April 9, 2007 (except where otherwise noted) by (1) the Company’s directors, (2) each of the named executive officers, (3) each person known to us to be the beneficial owner of 5% or more of the outstanding shares of common stock and (4) all of the directors and executive officers as a group. On April 9, 2007, there were 17,995,338 shares of common stock outstanding. Unless otherwise indicated, and except for unvested restricted stock units and stock options not yet exercisable, the Company believes that each beneficial owner has the sole voting and sole investment power over the number of shares listed adjacent to his, her or its name.

	Shares of Common Stock Beneficially Owned
Names (1) (2)	Number	Percent
Richard I. Beattie	7,955	*
Antonio Borges	2,428	*
John A. Fazio	5,841	*
Thomas J. Friel (3)	607,828	3.4
Jill Kanin-Lovers	2,372	*
Robert E. Knowling Jr. (4)	19,381	*
Gerard R. Roche (3)	226,892	1.3
V. Paul Unruh	2,272	*
Douglas C. Yearley	4,381	*
Kelvin J.R. Bolli-Thompson (3)	42,336	*
Michael Franzino (3)	75,418	*
Bonnie W. Gwin (3)	64,916	*
Eileen A. Kamerick (3)	106,213	*
L. Kevin Kelly (3)	92,283	*
Vincent C. Perro	3,463	*
Jeffrey R. Scherb	—	*
Abrams Bison Investments, LLC (5)	915,259	5.1
Barclays Global Investors. NA (6)	758,847	4.2
Kornitzer Capital Management, Inc. (7)	1,753,200	9.8
Skyline Asset Management, L.P.	818,000	4.6
Wachovia Corporation (8)	793,213	4.4

On April 9, 2007, the shares beneficially owned by all executive officers and directors as a group (19 persons) were:	1,340,893	7.5

*	Represents holdings of less than one percent (1%).

(1)	The mailing address for each executive officer and director is 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303.

(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are exercisable on April 9, 2007, or which would become exercisable within 60 days of that date, are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of any other stockholder.
(3)	Number includes the right of each of Messrs. Bolli-Thompson, Franzino, Friel, Kelly, Roche and Ms. Kamerick and Ms. Gwin to acquire beneficial ownership of 1,666; 6,667; 237,619; 36,858; 53,658; 52,999 and 21,583, respectively, shares of common stock through stock options granted under the 1998 Heidrick & Struggles GlobalShare Program I, which were exercisable on April 9, 2007, or which would become exercisable within 60 days of that date.

(4)	Number includes the right of Mr. Knowling to acquire beneficial ownership of 15,000 shares of common stock through stock options granted under the 1998 Heidrick & Struggles GlobalShare Program II, which were exercisable on April 9, 2007.

(5)	Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007. The mailing address for Abrams Bison Investments, LLC is 4800 Hampden Lane, Suite 1050, Bethesda, Maryland 20814.

(6)	Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on January 31, 2007. The mailing address for Barclays Global Investors, NA is 45 Fremont Street, San Francisco, California 94105.

(7)

Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on March 2, 2007. The mailing address for Kornitzer Capital Management, Inc. is 5420 West 61st Place, Shawnee Mission, Kansas 66205.

(8)	Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on March 9, 2007. The mailing address for Wachovia Corporation is One Wachovia Center, Charlotte, North Carolina, 28288-0137.

PROPOSAL II—TO APPROVE THE 2007 HEIDRICK & STRUGGLES GLOBALSHARE PROGRAM, A CONSOLIDATION, AMENDMENT AND RESTATEMENT OF EXISTING PLANS

On April 16, 2007 the Board of Directors of the Company approved, subject to the approval of stockholders, the 2007 Heidrick & Struggles GlobalShare Program (the “2007 Program”). The 2007 Program reflects the merger of the Company’s prior stock-based plans, GlobalShare Program I and GlobalShare Program II, and the amendment and restatement of Programs I and II as merged. The 2007 Program will continue to provide for grants of stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards to directors and selected employees and independent contractors. If stockholder approval is not obtained, the 2007 Program will have no effect, and the terms of GlobalShare Programs I and II as in effect immediately prior to their merger will continue to apply. Currently, there are 619,672 shares remaining available for grant under GlobalShare Programs I and II. Furthermore, GlobalShare Programs I and II will expire by their terms on June 8, 2008, and no further awards can be granted after such date.

The Company believes that the remaining term of GlobalShare Programs I and II, and the remaining shares available for future awards under GlobalShare Programs I and II, are insufficient to meet its anticipated needs. The 2007 Program therefore provides for an additional 1,380,328 shares, for a total of 2,000,000 shares, available for awards to be made under the 2007 Program on and after May 24, 2007. The Company believes that these additional shares will provide sufficient resources to make awards under the 2007 Program for the next few years (the term of the 2007 Program will expire on May 31, 2011). As of April 9, 2007, there were 1,242,659 shares subject to stock options outstanding with a weighted average exercise price of $26.61 and a weighted average remaining term of 2.83 years. In addition, there were 1,805,942 shares subject to issuance under awards of restricted stock units.

The Company believes that its future success and profitability depends heavily on its ability to provide competitive levels of pay necessary to attract, motivate and retain the highest caliber of consultants required to maintain its strong brand in the marketplace. Equity is a key component of the total pay package and closely aligns the consultants and managers’ long-term interests with that of the Company’s stockholders. The Company uses equity to more effectively compete for top talent, given that this attractive type of long-term incentive vehicle is only available to a few of its direct competitors since most are privately held. The Company believes that the use of equity awards also maintains its strong base of highly talented consultants and has had a significant positive impact on its financial results and overall business strategy. The Company’s net revenues have increased 27% from $375.4 million in fiscal 2004 to $478.5 million in fiscal 2006 while operating income margin (defined as operating income as a percentage of net revenues) has improved from 7.6% to 10.5% over the same time period. The Company’s market capitalization increased from an average of $501.6 million in fiscal year 2004 to an average of $649.6 million in fiscal year 2006 and to $856.9 million as of April 9, 2007 reflecting a total stockholder return in excess of 70% since 2004. In deciding whether to approve this proposal, stockholders should also consider the following key factors.

•

The additional share request is in line with current total potential dilution levels at peer group companies whose primary assets are also professionals (a list of the companies is available on page 10). Total potential dilution is equal to the total number of equity awards outstanding plus the pool of shares remaining for future awards, divided by total diluted common shares outstanding. The Company’s total potential dilution is 17% currently and will be 22% as of May 24, 2007 if the 2007 Program is approved by stockholders, which compares to 19% and 21% at the 50th and 75th percentile of the peer group companies respectively based on the most current publicly available information.

•

The Company uses equity to incentivize its employees through a number of different programs. In fact, restricted stock units are used to pay up to 20% of the consultants and managers’ earned annual bonuses. The Company initiated this program in 2005 as a way to further align the interests of consultants and managers with that of its stockholders and to further retain top talent as these restricted stock units vest ratably over a three-year period. On March 9, 2007, the Company granted 349,159 restricted stock units as part of this program to 286 of its consultants and managers. This strategy uses equity as a substitute for cash in delivering market-competitive total pay to the consultants and managers.

•

In conjunction with annual awards of equity, senior officers of the Company have five years to achieve a stock ownership level of two times their average annual compensation. Stock includes direct stock ownership and restricted stock units. The purpose of the guidelines is to enhance the alignment of executives’ interests with that of stockholders in accordance with the Company’s executive compensation philosophy.

•

In the last five years, the Company has repurchased more than 4.8 million shares of common stock under four different authorized programs. These repurchase programs further impact total potential dilution by reducing the total number of diluted common shares outstanding.

•

Equity awards made under the 2007 Program continue to represent a significant portion of the compensation package for many employees, not just the top executive recruiters or senior management. As of the record date in 2007, the Company already awarded equity to 470 employees. The Company strongly believes that granting awards more broadly encourages employees to think and behave like owners of the Company, rewarding everyone only when value is created for stockholders. Equity needs to be distributed more broadly than to top management alone to ensure key revenue producers are focused on growing the business and incentivized to maximize shareholder value.

As a professional services firm, the Company seeks to balance the need to attract, motivate and retain top talent in a highly competitive business with the need to manage its annual use of equity. Annual use of equity is equal to the total number of equity awards granted in a given year divided by the basic number of common shares outstanding. If the 2007 Program is approved by stockholders, the Company pledges to manage its annual equity usage rate to approximately 3% per year starting in 2009.

2007 Program Overview

The Program includes provisions designed to serve stockholders’ interests and promote effective corporate governance, including the following:

•

No “Evergreen” Provision.    The 2007 Program fixes the number of shares available for future grants to 2,000,000 shares and does not provide for any increase based on an increase in the number of outstanding shares of common stock.

•

No Discounted Stock Options.    The 2007 Program prohibits the granting of stock options at an exercise price that is less than the fair market value of the common stock on the date the stock option is granted.

•

Limitation on Reuse of Shares.    The shares delivered to, or withheld by, the Company as payment for an award (including the exercise of a stock option) or as payment of any required withholding taxes cannot be reissued in connection with subsequent awards under the 2007 Program, and all shares subject to the award count toward the number of shares used under the Program.

•	Limitations on Size of Awards. The 2007 Program limits the number of shares that may be granted to any participant who is or may be a “covered employee” in any calendar year subject to

•	200,000 stock options and stock appreciation rights awards; and,

•	200,000 performance-based awards.

•

Minimum Vesting Periods.    Performance-based awards are subject to a minimum one-year vesting schedule, and all other awards are subject to a minimum vesting schedule that vests not earlier than either 100% after three years or 33 1/3% on each of the first three anniversaries of the date of grant, subject in each case to a limited exception for termination of employment or service without cause.

•

Prohibition of “Reload” Options.    The 2007 Program expressly prohibits the use of “reload” options. Under a reload option, if a participant pays for all or a portion of the exercise price of a stock option or the related withholding tax by delivering to the Company shares covered by the option, the participant would be granted a new option equal to the number of option shares delivered to pay the exercise price and withholding taxes.

•	No Stock Option Repricings. Neither the 2007 Program nor any award agreement may be amended to provide for the repricing of stock options.

•	Limitations on Material Amendments. Neither the 2007 Program nor any award may be materially amended unless stockholder approval is obtained.

Description of the 2007 Program

The following is a summary of the 2007 Program. It is qualified by reference to the full text of the 2007 Program, which is attached as Appendix A to this proxy statement. Stockholders are encouraged to review the 2007 Program carefully.

Number of Shares of Common Stock.    The number of shares of the Company’s common stock that may be issued under the 2007 Program with respect to awards granted on or after May 24, 2007 is 2,000,000. This number includes the shares not subject to awards and remaining available for future grants under GlobalShare Programs I and II as of May 24, 2007. This number does not include shares issued under GlobalShare Programs I and II as of May 24, 2007, or the shares subject to outstanding awards under GlobalShare Programs I and II as of May 24, 2007.

Of these 2,000,000 shares, (i) the maximum number of shares issuable as stock options or stock appreciation rights in any calendar year to any employee who is or may be a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”) is 200,000, (ii) the maximum number of shares that may be used for awards (other than stock options and stock incentive rights) intended to qualify as “performance-based compensation” under Section 162(m) of the Code that may be granted in any calendar year to an employee who is or may be a covered employee under Section 162(m) of the Code is 200,000, and (iii) the maximum number of shares issuable as incentive stock options is 2,000,000.

Shares issuable under the 2007 Program may be authorized but unissued shares or treasury shares. If for any reason there is a lapse, forfeiture, expiration, termination or cancellation of any award under the 2007 Program, including awards outstanding as of May 24, 2007, the shares subject to such award will again be available for issuance. However, any shares subject to an award that are delivered to the Company by a participant, or withheld by the Company on behalf of such participant, as payment for an award or payment of withholding taxes due in connection with an award will not again be available for issuance, and the aggregate number of shares subject to the award will count toward the number of shares issued under the 2007 Program. The number of shares issuable under the 2007 Program is subject to adjustment in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction. In such case, the Committee has the discretion to make adjustments as it deems necessary to preserve the intended benefits under the 2007 Program.

No award granted under the 2007 Program may be transferred, except by will, the laws of descent and distribution, pursuant to a qualified domestic relations order, or as permitted by the Committee.

Administration.    The Program is administered by the Human Resources and Compensation Committee of the Board, or a subcommittee thereof (the “Committee”), that is comprised of two or more directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the “outside director” definition under Section 162(m) of the Code. The Committee has full authority to select the employees and independent contractors who will receive awards under the 2007 Program, determine the form and amount of each of the awards to be granted to directors, employees and independent contractors, and establish the terms and conditions of such awards.

Eligibility.    All directors of the Company, and the employees and independent contractors of the Company and its subsidiaries and affiliates who are designated by the Committee are eligible to receive awards under the 2007 Program. As of April 9, 2007, all non-employee directors and approximately 1,700 employees and independent contractors were eligible to participate in the Program.

Award Agreements.    Each award made under the 2007 Program will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Committee in its sole discretion.

Awards under the Program.    The 2007 Program provides for discretionary awards of stock options, stock appreciation rights and other stock-based awards, including restricted stock and stock units. Other stock-based awards may, in the discretion of the Committee, be performance based.

Stock Options.    The Committee has the sole discretion to grant either non-qualified stock options or incentive stock options to employees, and non-qualified stock options to non-employee directors and independent contractors. The Committee has the discretion to set the terms and conditions applicable to the options, including the type of option, and the number of shares subject to the option, provided that (i) the exercise price of each option will not be less than the closing sales price of a share on the date of grant (“fair market value”), (ii) an option will not vest earlier than either 100% on the third anniversary of the date of grant or 33 1/3% on each of the first three anniversaries of the date of grant (although the Committee has the discretion to accelerate the vesting date in the case of a participant’s termination of employment or service without cause), and (iii) each option will expire not more than 10 years from the date of grant.

In addition, an incentive stock option is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares with respect to which an incentive stock option is exercisable for the first time by an employee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) cannot exceed $100,000, and if this limitation is exceeded, so much of the option that does not exceed the applicable dollar limit will be an incentive stock option and the remainder will be a non-qualified stock option; and (ii) if an incentive stock option is granted to an employee who owns stock possessing more than 10% of the total combined voting power of all class of stock of the Company, the exercise price of the incentive stock option will be 110% of the closing price of a share on the date of grant and the incentive stock option will expire no later than five years from the date of grant.

Stock Appreciation Rights.    Stock appreciation rights have not been awarded to date, but may be awarded under the 2007 Program, subject to terms and conditions determined by the Committee. Each right entitles the holder to receive the difference between the fair market value of a share on the date of exercise of the right and the exercise price thereof, multiplied by the number of shares with respect to which the right is being exercised. Upon exercise, the stock appreciation right will be paid in cash or in shares (based upon the fair market value on the date of exercise) or a combination thereof, as set forth in the award agreement. The Committee has the discretion to set the terms and conditions applicable to stock appreciation rights, provided that (i) the exercise price of each stock appreciation right will not be less than 100% of the fair market value of a share on the date of grant, and (ii) unless otherwise provided in the award agreement, a stock appreciation right will not vest earlier than either 100% on the third anniversary of the date of grant or 33 1/3% on each of the first three anniversaries of the date of grant (although the Committee has the discretion to accelerate the vesting date in the case of a participant’s termination of employment or service without cause).

Other Stock-Based Awards.    The Committee may grant restricted stock awards, restricted stock units, and other awards that are valued or based on the fair market value of the shares. (Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share or cash equal to the fair market value of one share on such date or event, as provided in the award agreement.) The number of shares or units awarded to each participant, and the terms and conditions of each award, will be at the discretion of the Committee, provided that (i) an award conditioned on continued service or the occurrence of an event will not vest earlier than either 100% on the third anniversary of the date of grant or at a rate of 33 1/3% on each of the first three anniversaries of the date of grant, and (ii) an award conditioned solely or in part on attainment of performance goals will not vest earlier than the first anniversary on the date of grant (although the Committee has the discretion to accelerate the vesting date in the case of a participant’s termination of employment or service without cause).

Performance-Based Awards.    Other stock-based awards may be subject to the attainment of performance goals established by the Committee. The Committee will establish performance goals and targets for participants for achievement of the performance goals, and, if the performance goals and targets are achieved for the designated performance period, will award shares of common stock or other stock-based awards on the date the goals and targets are achieved, as provided in the award agreement. None of the performance goals applicable to an award of performance shares will be deemed satisfied sooner than the date specified in the award agreement (although the Committee has the discretion to accelerate the vesting date in the case of a participant’s termination of employment or service without cause).

Performance Criteria.    The Committee in its discretion may provide that restricted stock, stock units or other stock-based awards granted under the Program will be subject to the attainment of performance goals, including those that qualify the award as “performance-based compensation” under Section 162(m) of the Code. Performance goals may be based on one or more business criteria, including, but not limited to: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profits or profitability, including of an identifiable business unit; (xi) maintenance or improvement of profit margins; (xii) price per share; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. The performance goals may be particular to one or more lines of business or subsidiaries or affiliates or may be based on the performance of the Company and its subsidiaries or affiliates as a whole. The performance goals may be identical for all participants for a given performance period or, at the discretion of the Committee, may differ among participants.

Payment and Withholding Taxes.    The Committee may make one or more of the following payment methods available for payment of any award, including the exercise price of a stock option: cash; cash received from a broker-dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the award to pay the exercise price; delivery (either directly or through attestation) of previously acquired shares that have an aggregate fair market value on the date of exercise equal to the exercise price; or by directing the Company to withhold shares otherwise issuable in connection with the award having a fair market value equal to the exercise price. In the event any withholding tax is required to be withheld in connection with an award, the Committee may permit the holder of the award to satisfy the minimum required tax obligation by using one or more of the payment alternatives described above.

Provisions Relating to a “Change in Control” of the Company.    Notwithstanding any other provision of the 2007 Program or any award agreement, in the event of a “Change in Control” of the Company, all outstanding awards will become fully exercisable, all restrictions applicable to all awards will terminate or lapse, and performance goals applicable to any award will be deemed satisfied at the target level unless otherwise provided by the Committee. In addition, the Committee has sole discretion to provide for the payment of a cash amount in exchange for the cancellation of an award, and to cause any outstanding award to be assumed by the acquiring or surviving corporation after such Change in Control. See Section 2(b) of the Program for the definition of “Change in Control.”

Amendment of Award Agreements; Amendment and Termination of the 2007 Program.    The Committee may amend any award agreement at any time, provided that no such amendment may adversely affect the right of any participant under any agreement in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

The Board may terminate, suspend or amend the 2007 Program, in whole or in part, from time to time, without the approval of the stockholders, unless such approval is required by applicable law, regulation or stock exchange rule, and provided that no amendment may adversely affect the right of any participant under any outstanding award in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

Notwithstanding the foregoing, there will be no amendment to the 2007 Program or any award agreement that results in the repricing of stock options.

Description of Material Changes from Existing Program

The 2007 Program as amended and restated contains the following material changes from the GlobalShare Programs I and II as in effect prior to their merger and amendment and restatement:

Cash Awards.    In connection with the adoption of the Company’s Incentive Plan (see Proposal III to this proxy statement), the 2007 Program no longer provides for cash awards.

Number of Shares Subject to Award.    Prior to its amendment and restatement, the GlobalShare Programs I and II contained an “evergreen” provision whereby the number of shares available for issuance was 40% of the highest number of outstanding shares of common stock. As amended, the 2007 Program provides for a maximum of 2,000,000 shares to be issued with respect to awards granted on or after May 24, 2007 (the effective date of the 2007 Program). This number includes the shares that were not subject to awards and still available for issuance under the GlobalShare Programs I and II as of May 24, 2007.

Reuse of Shares.    As amended and restated, the 2007 Program clarifies that shares subject to an award that are used to pay the option exercise price or required withholding tax cannot be reissued in connection with subsequent awards.

Size of Awards.    Prior to its amendment and restatement, the GlobalShare Programs I and II provided that the maximum number of shares with respect to which awards could be granted to any participant during any calendar year was 400,000. As amended and restated, the 2007 Program limits the annual number of options and stock appreciation rights that can be granted in any calendar year to an employee who is or may be a “covered employee” under Code Section 162(m) to 200,000, and limits the number of performance based awards in any calendar year to such an employee to 200,000.

Vesting Period.    The GlobalShare Programs I and II previously did not require minimum vesting periods. As amended and restated, the 2007 Program contains minimum vesting periods whereby (i) an award conditioned on continued service or the occurrence of an event will not vest earlier than either 100% on the third anniversary of the date of grant or at a rate of 33 1/3% on each of the first three anniversaries of the date of grant, and (ii) an award conditioned solely or in part on attainment of performance goals will not vest earlier than the first anniversary on the date of grant (although the Committee has the discretion to accelerate the vesting date in the case of a participant’s termination of employment or service without cause).

Reload Options.    The 2007 Program, as amended and restated expressly prohibits the granting of “reload” options pursuant to which a participant who exercises an option and uses some of the option shares to pay for the exercise price or related withholding tax is issued an additional option to acquire the same number of shares as used by the participant to pay for the original option exercise price and related tax obligation.

Term of 2007 Program.    The GlobalShare Programs I and II previously had a term of 10 years. The 2007 Program provides that no awards can be granted after May 31, 2011.

Awards Granted Under the Program

Information relating to awards made in 2006 under GlobalShare Programs I and II to each of the named executive officers is presented on page      of this proxy in the Grants of Plan-Based Awards in 2006 table. As of April 9, 2007, a total of 6,785,959 stock options with exercise prices ranging from $11.90 to $57.00 have been granted under the GlobalShare Programs I and II since it was approved by stockholders in 1998. The awards granted to date under the GlobalShare Programs I and II are as follows:

	STOCK OPTIONS				RESTRICTED STOCK UNITS
Name & Principal Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired on Exercise	Number of Shares Underlying Options as of April 9, 2007		Number of Shares Subject to Past Award Grants	Number of Shares Vested as of April 9, 2007	Number of Shares Outstanding and Unvested as of April 9, 2007
			Exercisable	Unexercisable
Named Executive Officers:
L. Kevin Kelly Chief Executive Officer	109,883	25,500	31,858	45,025	73,067	26,375	46,692
Eileen A. Kamerick Chief Financial Officer & Chief Administrative Officer	79,000	0	39,665	39,335	54,509	7,389	47,120
Michael Franzino Chairman, Global Markets	144,750	120,582	0	16,668	74,079	44,594	29,485
Kelvin J.R. Bolli-Thompson Chief Strategy & Development Officer	14,000	9,000	1,666	3,334	50,946	13,998	36,948
Vincent C. Perro President, Leadership Consulting	45,000	26,666	0	0	32,336	5,777	0
Thomas J. Friel Chairman of the Board & Former Chief Executive Officer	262,620	0	220,952	41,668	124,782	69,222	55,560
Jeffrey R. Scherb Former Chief Technology & Operations Officer	90,000	66,666	0	0	42,002	11,666	0
Bonnie W. Gwin Former President, Americas	109,467	75,883	13,249	20,335	48,773	8,429	40,344
All Current Executive Officers (as a group):	382,350	153,748	77,406	136,196	292,496	96,724	195,772
All Non-Executive Directors (as a group):	68,658	0	68,658	0	75,048	41,166	33,882
Each Nominee for Election as a Director:	0	0	0	0	0	0	0
Each Associate of any Executive, Non- Employee Director or Nominee:	0	0	0	0	0	0	0
Each Other Person who has received 5% or more of the equity under the 1998 Plan	379,909	0	0	0	200,000	150,000	0
All employees, including all current officers who are not executive officers or directors (as a group):	6,334,951	2,071,357	724,619	235,780	3,724,548	1,681,463	1,576,288

On April 9, 2007, the closing price of a share of the Company’s common stock on the National Association of Securities Dealers Automatic Quotation (NASDAQ) market was $47.62.

It is not possible at this time to determine other awards that will be made after April 9, 2007 and in future years under the 2007 Program.

Summary of Federal Income Tax Implications of Participation in the 2007 Program

The following is a summary of the federal income tax consequences of the Program. It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the 2007 Program. Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted under the 2007 Program. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.

Non-Qualified Stock Options.    A participant will not recognize any income at the time the participant is granted a non-qualified stock option. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the option is exercised. The Company generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.

Incentive Stock Options.    A participant will not recognize any income at the time the participant is granted an incentive stock option. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and the Company generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.

In order to qualify as an incentive stock option, the option must be exercised within three months after the participant’s termination of employment for any reason other than death or disability and within one year after termination of the participant’s employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.

Stock Appreciation Rights.    A participant will not recognize any income at the time of the grant of the stock appreciation right. Upon exercise of the stock appreciation right, the participant will recognize ordinary income equal to the amount received upon exercise. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

Restricted Stock Awards/Units.    If the participant receives a stock award, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. A participant generally will recognize ordinary income when he receives shares pursuant to the settlement of stock units, provided that if the shares are subject to any restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, less the amount paid by the participant for the shares. This amount will also be the participant’s tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

If a participant who receives a restricted stock award makes an election under Section 83(b) of the Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, less the amount paid by the participant for the shares, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant, less the amount paid by the participant for the shares and the holding period for capital gains purposes begins on the date of the grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount previously paid by the participant), and the Company will have to include the amount that it previously deducted from its gross income in the taxable year of the forfeiture.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2007 HEIDRICK & STRUGGLES GLOBALSHARE PROGRAM.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plans

The following table summarizes information, as of December 31, 2006, relating to equity compensation plans of the Company.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	2,899,556	(2)	$25.44	1,388,928
Equity compensation plans not approved by security holders	—		—	—
Total	2,889,556		$25.44	1,388,928

(1)	GlobalShare Programs I and II

(2)	Includes 1,372,186 restricted stock units

PROPOSAL III—TO APPROVE THE HEIDRICK & STRUGGLES INCENTIVE PLAN

The Board of Directors of the Company has approved the Heidrick & Struggles Incentive Plan (the “Plan”).

Stockholders are being asked to approve the Plan to ensure that incentive awards paid under the Plan will qualify as “performance based” compensation under Section 162(m) of the Code and thus be fully deductible by the Company for federal income tax purposes. Section 162(m) and related regulations generally preclude a publicly traded company from taking a tax deduction for compensation in excess of $1 million paid to the company’s chief executive officer or any of the company’s four next highest paid executive officers (“named executive officers”). This restriction is subject to several exceptions, including an exception for “performance based” compensation that meets certain requirements, including a requirement that the “material terms of the performance goals” applicable to the named executive officers must be disclosed to and approved by stockholders before any compensation is paid to them. Stockholder approval of the Plan will constitute approval of the Plan’s “material terms of the performance goals” applicable to the named executive officers within the meaning of the regulations under Section 162(m). If the Plan is approved by stockholders, it will be effective with respect to the named executive officers for 2007 and will remain in effect thereafter until terminated by the Board, provided that the material terms of the performance goals must be reapproved by stockholders every five years in order to retain qualification under Section 162(m).

For 2007, incentive awards will be made under the Plan pursuant to the Company’s Management Incentive Plan and Fee and Source of Business Plan. On March 16, 2007, the Human Resources and Compensation Committee of the Board approved performance goals for the Management Incentive Plan and the Fee and Source of Business Bonus Plan. Both Plans have a one-year performance period beginning January 1, 2007. If the Plan is approved by stockholders on May 24, 2007, the performance-based compensation paid out under both Plans in March 2008 will allow the Company the ability to fully deduct the compensation.

Description of the Plan

The following is a summary of the Plan. It is qualified by reference to the full text of the Plan, which is attached as Appendix B to this Proxy Statement. Stockholders are encouraged to review the Plan carefully.

Administration.    The Plan is administered by the Human Resources and Compensation Committee of the Board or a subset thereof comprised of at least two “outsider directors” as defined in Section 162(m) (the “Committee”). The Committee has full authority to select the employees and independent contractors eligible for incentive awards under the Plan, determine when the employee’s or independent contractor’s participation in the Plan will begin, and determine the performance periods and the performance goals pursuant to which such incentive amounts will be determined.

Eligibility.    The Plan permits the payment of incentives to employees and independent contractors selected by the Committee. It is expected that the named executive officers will participate in the incentive plans covered by this Plan. On April 9, 2007, approximately 500 individuals were eligible to participate in the Management Incentive Plan and/or the Fee and Source of Business Plan covered by this Plan for 2007.

Criteria.    The Plan provides that for each performance period established by the Committee, the Committee will establish corporate performance goals and an incentive award payment schedule detailing the amount that may be paid to each participant based upon the level of attainment of the performance goals. Incentive payments will be made only upon the Committee’s determination that the performance goals for the performance period were achieved.

The performance goals may be based on one or more of the following business criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profits or profitability, including of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) price per share; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. The performance goals may be particular to one or more subsidiaries or divisions or may be based on the performance of the Company and its subsidiaries as a whole.

The maximum incentive amount payable to a participant depends on his or her incentive level. In no event will a participant who is a “covered employee” under Section 162(m) for the calendar year in which the award is paid receive an incentive award of more than $5,000,000 with respect to each calendar year of the performance period to which the award relates. In all cases, the Committee must approve final incentive awards and can reduce or increase an incentive payment in its discretion, provided that in no event may the Committee increase the incentive payment of a participant who is a “covered employee” under Section 162(m) for the calendar year in which the payment is made. The Committee retains the right to terminate a participant’s participation in the Plan at any time, in which case no incentive may be paid.

Incentive amounts payable under the Plan for 2007 and future years cannot currently be determined because they will depend on the attainment of specified performance goals. The incentive amounts paid out under the Management Incentive Plan and the Fee and Source of Business Plan for 2006 in a mix of cash and restricted stock units are as follows:

	2006 INCENTIVES
	Management Incentive Plan	Fee and Source of Business Bonus Plan	Total
Named Executive Officers:
L. Kevin Kelly	$770,366	$0	$770,366
Chief Executive Officer

Eileen A. Kamerick	$338,500	$0	$338,500
Chief Financial Officer & Chief Administrative Officer

Michael Franzino	$142,500	$1,274,194	$1,416,694
Chairman, Global Markets

Kelvin J.R. Bolli-Thompson	$142,500	$658,000	$800,500
Chief Strategy & Development Officer

Vincent C. Perro	$427,500	$0	$427,500
President, Leadership Consulting

Thomas J. Friel	$617,500	$0	$617,500
Chairman of the Board & Former Chief Executive Officer

Jeffrey R. Scherb	$210,000	$0	$210,000
Former Chief Technology & Operations Officer

Bonnie W. Gwin	$356,250	$50,000	$406,250
Former President, Americas

All Current Executive Officers (as a group):	$1,849,866	$1,274,194	$3,124,060
All employees, including all current officers who are not executive officers (as a group):	$4,874,766	$98,351,178	$103,225,944

Amendment or Termination.    The Committee may amend or terminate the Plan at any time, without the consent of participants and without the approval of the stockholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares are listed, provided that no amendment or termination will affect the Company’s obligation to pay any incentive amount after it has been earned by a participant.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE HEIDRICK & STRUGGLES INCENTIVE PLAN.

REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

The Audit and Finance Committee of the Board of Directors is responsible for providing general oversight of the Company’s financial accounting and reporting processes, selection of critical accounting policies, and system of internal controls. The Audit Committee is presently comprised of four directors, Messrs. Knowling, Fazio and Unruh and Ms. Kanin-Lovers, each of whom is independent within the meaning of applicable NASDAQ Rules. The Board of Directors has determined that John A. Fazio and V. Paul Unruh are “audit committee financial experts” as defined in SEC rules. During 2006, the Audit and Finance Committee met 12 times.

As part of its oversight of the Company’s financial statements, the Audit and Finance Committee reviews and discusses with both management and its independent registered public accounting firm, KPMG LLP, all annual and quarterly financial statements prior to their issuance. The Audit and Finance Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s disclosure control structures, including its internal controls.

The Audit and Finance Committee has discussed with KPMG LLP the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”). The Audit and Finance Committee has also discussed with KPMG LLP matters relating to its independence including the written disclosures and letter from KPMG LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as currently in effect.

The Audit and Finance Committee’s meetings include, whenever appropriate, executive sessions with KPMG LLP and with the Company’s Vice President of Internal Audit, in each case without the presence of management, to raise and discuss any issues they may have about the financial statements and the adequacy and proper functioning of the Company’s internal and disclosure control systems and procedures.

In performing these functions, the Audit and Finance Committee acted and continues to act only in an oversight capacity on behalf of the Board of Directors. Management has primary responsibility for the Company’s financial statements and the overall reporting process, including its systems of internal and disclosure controls. In its oversight role, the Audit and Finance Committee necessarily relies on the procedures, work and assurances of management. KPMG LLP has audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the Company’s financial position, results of operation and cash flows in conformity with generally accepted accounting principles in the U.S., and discussed any issues they believe should be raised with the Audit and Finance Committee.

During 2006, management documented, tested and evaluated the Company’s internal controls pursuant to the requirements of the Sarbanes-Oxley Act of 2002. Management and KPMG LLP kept the Audit and Finance Committee apprised of the Company’s progress at each regularly scheduled Audit and Finance Committee meeting. Management has provided the Audit and Finance Committee with a report on the effectiveness of its internal controls. The Audit and Finance Committee has reviewed management’s assessment of the effectiveness of the Company’s internal controls and KPMG LLP’s report thereon included in the Annual Report on Form 10-K for the year ended December 31, 2006.

Based on the above mentioned reviews and discussions with management and its independent registered public accounting firm, the undersigned Audit and Finance Committee members recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006. The Audit and Finance Committee has also recommended that KPMG LLP be selected as the Company’s independent registered public accounting firm for 2007.

THE AUDIT AND FINANCE COMMITTEE

John A. Fazio (Chair)

Robert E. Knowling, Jr.

Jill Kanin-Lovers

V. Paul Unruh

INDEPENDENT AUDITORS

As recommended by the Audit and Finance Committee, the Board of Directors has appointed KPMG LLP as its independent registered public accounting firm for 2007. Representatives of KPMG LLP are expected to be present at the Annual Meeting. KPMG LLP will be provided the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

The Audit and Finance Committee has established a policy governing the engagement of the Company’s independent auditors for audit and non-audit services. Under this policy, the Audit and Finance Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent auditor to assure that the provision of such services does not impair the auditor’s independence. The independent auditor may not perform any non-audit service which independent auditors are prohibited from performing under the rules and regulations of the SEC or the Public Company Accounting Oversight Board.

At the beginning of each fiscal year, the Audit and Finance Committee reviews with management and the independent auditor the types of services that are likely to be required throughout the year. For each proposed service, the independent auditor provides documentation regarding the specific services to be provided. At that time, the Audit and Finance Committee pre-approves a list of specific audit related services that may be provided and sets fee limits for each specific service or project. Management is then authorized to engage the independent auditor to perform the pre-approved services as needed throughout the year, subject to providing the Audit and Finance Committee with regular updates. The Audit and Finance Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent auditor. The Audit and Finance Committee also must approve in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

All services provided by KPMG LLP in 2006 were, and all services to be provided by KPMG LLP in 2007 will be, permissible under applicable laws and regulations.

The table below sets forth the fees billed by KPMG LLP for professional services for the last two fiscal years.

Fee Category	2006	2005
Audit Fees (1)	$1,831,179	$1,754,700
Audit-Related Fees (2)	183,377	21,000
Tax Fees (3)	18,800	11,000
All Other Fees	—	—

Total Fees	$2,033,356	$1,786,700

(1)	Fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of the consolidated financial statements included in its Quarterly Reports on Form 10-Q, statutory audits required internationally and the audit of the Company’s internal controls over financial reporting.

(2)	Fees for professional services relating to due diligence services with respect to the acquisition of Highland Partners and the audit of an employee benefit plan.

(3)	Fees for tax compliance services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Various Company policies and procedures, which include the Code of Business Conduct (applicable to all executive officers and non-employee directors) and annual questionnaires completed by all Company directors and executive officers, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC and NASDAQ rules. Pursuant to its charter, the Nominating and Board Governance Committee of the Board of Directors – in consultation with the Audit and Finance Committee – reviews and approves related party transactions. Although the Company’s processes vary with the particular transaction or relationship, when such a transaction or relationship is identified, the Nominating and Board Governance Committee evaluates the transaction or relationship and approves or ratifies it (without the vote of any interested person) only if it is judged to be fair and in the best interests of the Company. In addition, it is the practice of the Nominating and Board Governance Committee, although not part of a written policy, to review each of the transactions specifically disclosed as a related person transaction in connection with its review of the proxy statement for the Annual Meeting of stockholders, to the extent any such transaction has not previously been reviewed, applying the same standard.

Mr. Gerard R. Roche is a director and an employee of the Company, serving as its Senior Chairman. In 2006, Mr. Roche earned total compensation of $1,255,018 consisting of (i) a base salary of $1,000,000, (ii) a warrant bonus of $15,000, (iii) a special bonus of $71,217, (iv) two awards of 2,000 restricted stock units (a March 3, 2006 grant valued at $65,920 based on the fair market value and a May 24, 2006 grant valued at $71,000 based on the fair market value), and (v) other benefits of $31,881.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s officers and directors, and persons who own ten percent (10%) or more of a registered class of the Company’s equity securities, file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. These officers, directors and persons holding ten percent (10%) or more of the outstanding shares of Company common stock are also required by the Securities and Exchange Commission rules to furnish the Company with copies of all forms they file.

Based solely on a review of the copies of the forms and written representations from certain reporting persons, the Company believes that, during 2006, all forms required under Section 16(a) applicable to its officers, directors, and persons holding ten percent (10%) or more of the outstanding shares of Company common stock were filed on a timely basis except that two Forms 4 (each reporting a single transaction) for Mr. Roche were each filed late.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Advance Notice Procedures.    Under the Company’s Amended and Restated Bylaws, no business may be brought before an Annual Meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote at the meeting who has delivered advance notice to the Company. The advance notice must contain certain information specified in the Company’s Amended and Restated Bylaws and be delivered to the Secretary at the Company’s principal executive offices (233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606) not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s Annual Meeting. These requirements are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Proxy Statement for the 2008 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“SEC Rule 14a-8”).

Stockholder Proposals to be Included in the Proxy Statement.    Proposals of the Company’s stockholders intended to be included in the proxy materials for the 2008 Annual Meeting of Stockholders must be received by the Secretary at the Company’s principal executive offices by December 22, 2007. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2008 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. A proposal that does not comply with the applicable requirements of SEC Rule 14a-8 will not be included in the Company’s proxy materials for the 2008 Annual Meeting of Stockholders.

OTHER MATTERS

As of the date of this Proxy Statement, the above is the only business the Company is aware of that is to be acted upon at the Annual Meeting. If, however, other matters should properly come before the Company at the Annual Meeting, the persons named in the proxy will vote on those matters according to their best judgment.

By the order of the Board of Directors,
K. Steven Blake
Secretary

Chicago, Illinois

April 23, 2007

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

APPENDIX A

2007 HEIDRICK & STRUGGLES

GLOBALSHARE PROGRAM

1.	Purpose of the Program

(a)	The 1998 Heidrick & Struggles GlobalShare Program I (“Program I”) and the 1998 Heidrick & Struggles GlobalShare Program II (“Program II)” was last approved by stockholders of Heidrick & Struggles International, Inc. (the “Company”) in 2002. Program I and Program II are hereby merged and amended and restated as the 2007 Heidrick & Struggles GlobalShare Program (the “Program”), effective as of May 24, 2007, subject to approval by stockholders of the Company at the Company’s annual meeting of stockholders to be held on May 24, 2007. All references to the “Program” shall be to Program I and Program II as merged and amended and restated effective as of May 24, 2007, as described herein.

(b)	The purpose of the Program is to aid the Company and its Subsidiaries and Affiliates in securing and retaining members of the Board, and certain employees of, and independent contractors to, the Company, its Subsidiaries and Affiliates and to motivate such individuals to exert their best efforts on behalf of the Company, its Subsidiaries and Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such individuals will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	Definitions

The following capitalized terms used in the Program have the respective meanings set forth in this Section:

(a)	Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	Affiliate: Any entity in which the Company, directly or indirectly, has at least a five percent ownership interest.

(c)	Award: The grant of an Option, Stock Appreciation Right or Other Stock-Based Award pursuant to such terms, conditions, requirements and limitations as the Committee may establish in order to fulfill the objectives of the Program.

(d)	Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e)	Board: The Board of Directors of the Company.

(f)	Change in Control: The occurrence of any of the following events:

(i)	any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(ii)

during any period of 24 months, individuals who, at the beginning of such period, constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(f)(i), (iii) or (iv) hereof, (B) a director nominated or proposed by any Person who has publicly announced or advised the Company of an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which, if consummated, would constitute a Change in Control, or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s stockholders was approved in advance by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii)

the consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company (other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent corporation) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or its parent corporation outstanding immediately after such merger or consolidation and (B) after which no Person holds 30% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity or its parent corporation);

(iv)	the consummation of a plan of complete liquidation of the Company or of a sale or disposition by the Company of all or substantially all of the Company’s assets; or

(v)	any other event occurs which the Board determines, in its discretion, to be a Change in Control.

Notwithstanding the foregoing, a Change in Control shall not occur with respect to a Participant by reason of any event which would otherwise constitute a Change in Control if, immediately after the occurrence of such event, (x) the Company ceases to be subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Act and no more than 50% of the then outstanding shares of common stock of the Company or any acquiror or successor to substantially all of the business of the Company is owned, directly or indirectly, by any entity subject to such requirements and (y) individuals (which may or may not include the Participant) who were executive officers of the Company immediately prior to the occurrence of such event, own, directly or indirectly, on a fully diluted basis, (A) 25% or more of the then outstanding shares of common stock of the Company or any acquiror or successor to substantially all of the business of the Company or (B) 25% or more of the combined voting power of the then outstanding voting securities of the Company or any acquiror or successor to substantially all of the business of the Company entitled to vote generally in the election of directors.

(g)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)	Committee: The Human Resources and Compensation Committee of the Board.

(i)	Company: Heidrick & Struggles International, Inc. a Delaware corporation, and any successor thereto.

(j)	Effective Date: The date on which the Program as amended and restated takes effect, as defined pursuant to Section 21 of the Program.

(k)	Fair Market Value: As of any date, the per Share closing price on such date as reported on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly reported). If no sale of Shares shall have been reported on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported shall be used.

(l)	Incentive Stock Option: An Option granted pursuant to Section 7 of the Program that meets the requirements of Section 422(b) of the Code.

(m)	Non-Qualified Stock Option: An Option granted pursuant to Section 7 of the Program that is not an Incentive Stock Option.

(n)	Option: A stock option granted pursuant to Section 7 of the Program.

(o)	Option Price: The purchase price per Share of an Option, as determined pursuant to Section 7(b) of the Program.

(p)	Other Stock-Based Awards: Awards granted pursuant to Section 9 of the Program.

(q)	Participant: An individual who is selected by the Committee to participate in the Program pursuant to Section 6 of the Program.
(r)	Performance-Based Awards: Certain Other Stock-Based Awards granted in accordance with Section 10 of the Program.

(s)	Person: As such term is defined in Section 3 of the Act or as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(t)	Program: The 2007 Heidrick & Struggles GlobalShare Program, as it may be amended from time to time.

(u)	Share: A share of common stock, par value $0.01 per Share, of the Company.

(v)	Stock Appreciation Right: A right granted pursuant to Section 8 of the Program.

(w)	Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.	Shares Subject to the Program

(a)	Total Number of Shares. The total number of Shares authorized or reserved for issuance with respect to Awards granted under the Program on or after the Effective Date, subject to adjustments upon certain events described in Section 12 of the Program, shall be 2,000,000 Shares (such number to include the number of Shares not subject to Awards and remaining available for issuance under Program I and Program II immediately prior to the Effective Date). Such Shares may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, or Shares which are authorized and issued and have been acquired by or on behalf of the Company or the Program.

(b)	Available Shares. The issuance of Shares shall reduce the total number of Shares available under the Program. Shares subject to Awards which are forfeited, terminated, or expire unexercised may be granted again under the Program. The number of Shares delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of an Option or of any required withholding taxes, shall not be available for issuance pursuant to subsequent Awards, and shall count towards the aggregate number of Shares that have been issued under the Program.

4.	Award Limitations

(a)	Share Award Limitations. The aggregate maximum number of Shares with respect to which Options and/or Stock Appreciation Rights may be granted under the Program during a calendar year to any Participant who is or may be a “covered employee” as defined in Section 162(m) of the Code shall be 200,000.

(b)	Performance-Based Awards. The maximum number of Shares that may be used for Awards other than Stock Options and Stock Appreciation Rights that are intended to be “performance based” in accordance with Section 162(m) of the Code that may be granted during any calendar year to any Participant who is or may become a “covered employee” as defined in Section 162(m) of the Code shall be 200,000.

(c)	Incentive Stock Options. The total number of Shares with respect to which Incentive Stock Options may be granted shall not exceed 2,000,000.

5.	Administration

The Program shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each “non-employee directors” within the meaning of Rule 16b-3 under the Act and “outside directors” within the meaning of Section 162(m) of the Code. The Committee is authorized to interpret the Program, to establish, amend and rescind any rules and regulations relating to the Program, and to make any other determinations that it deems necessary or desirable for the administration of the Program. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Program in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Program, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

6.	Eligibility

Participants shall consist of (a) all members of the Board (including employee and non-employee directors), and (b) the employees of, and independent contractors to, the Company and its Subsidiaries and Affiliates who the Committee may designate in its sole discretion from time to time as eligible to be granted Awards under the Program. The Committee shall determine, in its sole discretion, the date as of which Awards will be granted to Participants and the number of Shares with respect to which Awards will be granted to each Participant.

7.	Options

Options granted under the Program shall be, as determined by the Committee, Non-Qualified Stock Options or Incentive Stock Options, as outlined and evidenced by the related Award agreements, and shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall determine:

(a)	Type of Option. Options granted to non-employee directors or independent contractors shall be Non-Qualified Stock Options. Options granted under the Program to employees shall be Non-Qualified Stock Options, unless otherwise expressly provided at the time of grant.

(b)	Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted.

(c)	Exercisability. Options granted under the Program shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, provided that each Option shall become exercisable not earlier than (i) 100% on the third anniversary of the date of grant, or (ii) 33 1/3% on each of the three succeeding anniversaries of the date of grant. Notwithstanding the foregoing, the Committee shall have the discretion to accelerate the date as of which any Option shall become exercisable in the event of the Participant’s termination of employment or service with the Company, without cause (as determined by the Committee in its sole discretion). In no event shall an Option granted under the Program be exercisable more than 10 years after the date it is granted.

(d)

Exercise of Options.    Except as otherwise provided in the Program or in an Award agreement, an Option may be exercised for all or any portion of the Shares for which it is then exercisable. The exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, (i) the date payment is received by the Company under (A), (B) or (C) below, or (ii) the date irrevocable instructions are delivered to a broker for sale of such Shares, in accordance with (D) below. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise, in one or more of the following alternatives as made available by the Committee in its sole discretion: (A) in cash, (B) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased, (C) partly in cash and partly in such Shares, (D) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased, or (E) by directing the Company to withhold such number of Shares otherwise issuable in connection with the exercise of the Option having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Program.

(e)	No Reload Options Permitted. No grant of an Option shall include a “reload” Option, pursuant to which a Participant who exercises an Option and satisfies all or part of the Option Price with Shares acquired upon exercise of the Option is granted an additional Option to acquire the same number of Shares as is used by the Participant to pay for the original Option.

(f)	Incentive Stock Options. In addition to the foregoing, each Incentive Stock Option shall be subject to the following specific rules:

(i)	The aggregate Fair Market Value (determined at the time such Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Shares subject to an Incentive Stock Option which first becomes exercisable in any calendar year exceeds the limitation of this Section 7(f), so much of the Option that does not exceed the applicable dollar limit shall be an Incentive Stock Option and the remainder shall be a Non-Qualified Stock Option; but in all other respects, the original Award agreement shall remain in full force and effect.

(ii)	Notwithstanding anything herein to the contrary, if an Incentive Stock Option is granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or Subsidiaries): (A) the purchase price of each Share subject to the Incentive Stock Option shall be not less than 110% of the Fair Market Value of the Shares on the date the Incentive Stock Option is granted; and (B) the Incentive Stock Option shall expire, and all rights to purchase Shares thereunder shall expire, no later than the fifth anniversary of the date the Incentive Stock Option was granted.

8.	Stock Appreciation Rights

The Committee also may grant a Stock Appreciation Right independent of an Option, as outlined and evidenced by the related Award agreement, and shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall determine:

(a)	Terms and Conditions. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted. Each Stock Appreciation Right shall entitle a Participant upon exercise to an amount equal to (i) the Fair Market Value on the exercise date of one Share minus the exercise price of the Stock Appreciation Right, times (ii) the number of Shares covered by the Stock Appreciation Right. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made to the Participant in Shares or in cash, or partly in Shares and partly in cash, valued at such Fair Market Value, all as shall be determined by the Committee. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(b)

Limitations.    The Committee may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit, provided that each Stock Appreciation Right shall become exercisable not earlier than (i) 100% on the third anniversary of the date of grant, or

(ii) 33 1/3% on each of the three succeeding anniversaries of the date of grant. Notwithstanding the foregoing, the Committee shall have the discretion to accelerate the date as of which any Stock Appreciation Right shall become exercisable in the event of the Participant’s termination of employment or service with the Company, without cause (as determined by the Committee in its sole discretion).

9.	Other Stock-Based Awards

The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”) as outlined and evidenced by the related Award agreement and shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall determine:

(a)	Terms and Conditions. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Program. Subject to the provisions of the Program, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, and whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares.

(b)	Limitations. The Committee may impose, in its discretion, such conditions upon vesting as it may deem fit, provided that (i) Other Stock-Based Awards which are conditioned on continued service or the occurrence of an event shall become vested or exercisable not earlier than (A) 100% on the third anniversary of the date of grant, or (B) 33 % on each of the three succeeding anniversaries of the date of grant, and (ii) Other Stock-Based Awards which are conditioned solely or in part on the attainment of performance objectives shall become vested or exercisable not earlier than the first anniversary of the date of grant. Notwithstanding the foregoing, the Committee shall have the discretion to accelerate the date as of which any Other Stock-Based Awards shall become vested or exercisable in the event of the Participant’s termination of employment or service with the Company, without cause (as determined by the Committee in its sole discretion).

10.	Performance-Based Awards

Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under Section 9 may be granted on the basis of performance of the Company (“Performance-Based Awards”), and designated as Performance-Based Awards; provided, however, that the Committee may grant other Awards that are not intended to be Performance-Based Awards (even though such Awards are subject to the attainment of specified performance goals) and not designated as such. A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (a) while the outcome for that performance period is substantially uncertain and (b) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profits or profitability, including of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) price per Share; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or Affiliates or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period.

11.	Tax Withholding

A Participant shall pay to the Company an amount equal to the taxes required by any government to be withheld or otherwise deducted and paid by the Company as a result of the exercise by the Participant of any Award or the delivery to the Participant of any cash or Shares pursuant to any Award. Shares shall not be delivered to the Participant until such time as such payment has been made. The Committee may, in its discretion, permit the Participant to pay all or a portion of the withholding taxes in one or more of the following alternatives: (a) in cash, (b) in Shares having a Fair Market Value equal to the amount required to be withheld, (c) partly in cash and partly in such Shares, (d) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the amount required to be withheld, or (e) by directing the Company to withhold such number of Shares otherwise issuable in connection with the Award having a Fair Market Value equal to the amount required to be withheld. However, in no event will the amount of Shares withheld exceed the amount necessary to satisfy the required minimum statutory withholding. The Company may also withhold any such withholding taxes from any cash payments made hereunder.

12.	Adjustments Upon Certain Events

Notwithstanding any other provisions in the Program to the contrary, the following provisions shall apply to all Awards granted under the Program:

(a)	Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, or in the event any of the foregoing events or any similar event affects the Company, any Affiliate or any business unit, or the financial statements of the Company or any Affiliate or the bases for the computation of any Award, the Committee in its sole discretion and without liability to any Person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Program or pursuant to outstanding Awards, (ii) the limits on Awards set forth in Sections 3 and 4 hereof, (iii) the Option Price and/or (iv) any other affected terms of such Awards (including, without limitation, the amount payable thereunder or any performance objectives set with respect thereto).

(b)

Change in Control.    Except as otherwise provided in an Award agreement, in the event of a Change in Control: (i) any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control; (ii) the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Program shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control; and (iii) with respect to any Award subject to achievement of performance objectives and conditions under the Program, such performance objectives and other conditions will be deemed to be met at target, unless otherwise provided by the Committee, as of the time of the Change in Control.

Notwithstanding anything herein to the contrary, the Committee in its sole discretion and without liability to any Person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (x) the payment of a cash amount in exchange for the cancellation of an Award and/or (y) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the time of the Change in Control. Any such determination by the Committee shall be final and binding upon the Company and all Participants.

13.	Certain Securities and Tax Law Matters

(a)	Securities Laws.

(i)	The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (or any successor statute) of any Shares to be issued hereunder or to effect similar compliance under the laws of any state or other jurisdiction. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Program unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(ii)	The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund or any amount paid with respect thereto.

(b)	Section 162(m). The Committee may modify the terms of any Award (including by means of accelerated or deferred payouts) relating to compensation that does not constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code or otherwise does not qualify for an exemption from Section 162(m) of the Code in order to permit the deductibility of such compensation under Section 162(m) of the Code by the Company.

(c)	Deferral of Awards.

(i)	With respect to any Award that is subject to Section 409A of the Code, the Committee, in its discretion, may defer the payment of any such Award to the extent it determines that such deferral is necessary in order to avoid a limitation on the deduction of that Award under Section 162(m) of the Code. Any Award deferred under the preceding sentence shall be paid upon the earlier of (A) the first year in which the Company reasonably anticipates that payment of such Award would not result in a limitation of a deduction with respect to such Award under Section 162(m) of the Code, or (B) the year in which the Participant’s employment with the Company or any Subsidiary or Affiliate is terminated.

(ii)	With respect to any Award that is subject to Section 409A of the Code, the Committee, in its discretion, may defer the payment of any such Award to the extent: (A) it determines that such deferral is necessary to prevent a default under the terms of any financing or similar agreement(s) between the Company and a lender or group of lenders or if the Company is already in default under such an agreement(s) and unable to secure a waiver to make sure payment, or (B) it determines that such deferral is necessary to prevent a violation of federal securities laws or other applicable laws. Any Award deferred under the preceding sentence shall be paid at the earliest date at which the Company reasonably anticipates that payment of the Award will not cause a default, such default would not reasonably cause material harm to the Company, or the payment of the Award would not result in a violation of federal securities law or other applicable laws.

14.	No Right to Continued Relationship; No Obligation of Uniform Treatment

The granting of an Award under the Program shall impose no obligation on the Company or any Subsidiary or Affiliate to continue the employment of or relationship between it and any Participant and shall not lessen or affect the Company’s, Subsidiary’s or Affiliate’s right to terminate the employment of or its relationship with such Participant. No Participant, officer, employee or director shall have any claim to be granted any Award under the Program, and there is no obligation for uniformity of treatment of Participants or any other Persons.

15.	Successors and Assigns

The Program shall be binding on all successors and assigns of the Company and a Participant, including without limitation, any beneficiary of such Participant, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

16.	Nontransferability of Awards

Except to the extent provided by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. Any Awards exercisable or Shares deliverable after a Participant’s death shall be exercisable by or delivered to a beneficiary as designated in writing by the Participant. If no beneficiary is so designated, such Award shall be exercisable by or such Shares will be delivered to the Participant’s estate. The Participant may change his or her designated beneficiary under this Program by filing with the Committee written notice of such change.

17.	Amendment or Termination

(a)	Amendment or Termination of Program. The Board may amend, alter or discontinue the Program, without the approval of the stockholders of the Company, unless (i) such approval is required by applicable law, regulation or rule of any stock exchange on which the Shares are listed or (ii) the amendment would result in an increase in the number of Shares available for issuance under the Program, an expansion of the types of Awards under the Program, or a decrease in or a waiver of the minimum vesting and exercisability limitations applicable to Awards. No amendment or termination of the Program shall, without the consent of a Participant, materially impair the rights of any Participant under any Award granted to such Participant under the Program, unless necessary to meet the requirements of any applicable law, regulation or rule of any stock exchange on which the Shares are listed. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 12(b) of the Program after the occurrence of a Change in Control.

(b)	Amendment of Award Agreements. The Committee shall have the authority to amend any Award agreement at any time; provided that no such amendment shall materially impair the rights of any Participant under any Award agreement, unless necessary to meet the requirements of any applicable law, regulation or rules of any stock exchange on which the Shares are listed.

(c)	No Repricing of Options. Notwithstanding the foregoing, there shall be no amendment to the Program or any Award agreement that results in the repricing of Options.

18.	International Participants

With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Program or Award agreements with respect to such Participants in order to conform such terms with the requirements of local law.

19.	Compliance with Code Section 409A.

Unless otherwise provided by the Committee, to the extent that the Committee determines that any Award granted under the Program is subject to Section 409A of the Code, the applicable Award agreements shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Program and Award agreements shall be interpreted and construed in compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Program to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code, the Committee may, without the consent of Participants, including the affected Participant, adopt such amendments to the Program and the applicable Award agreements or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code or (b) comply with the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.

20.	Choice of Law

The Program shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in the State of Illinois.

21.	Effective Date and Term of Program

(a)	Effective Date. The Program as amended and restated has been adopted by the Board, and is effective as of May 24, 2007, subject to the approval of the Program by the stockholders of the Company at the Company’s annual meeting of stockholders held on May 24, 2007 and any adjournment or postponement thereof. In the event the Program is not approved by stockholders at the Company’s 2007 annual meeting, (i) the Program as amended and restated shall have no effect; and (ii) the terms of Program I and Program II as in effect immediately prior to the amendment and restatement of the Program shall remain in effect.

(b)	No new Awards may be granted under the Program after the fourth anniversary of the Effective Date as described in Section 21(a) hereof, although Awards granted prior to such date may extend beyond that date. Awards granted prior to the Effective Date shall continue to be subject to the terms and conditions of Program I and Program II as applicable and as in effect prior to the Effective Date.

Appendix B

HEIDRICK & STRUGGLES

INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Heidrick & Struggles Incentive Plan is to provide incentives awards to key employees of, and independent contractors to, the Company, its Subsidiaries and Affiliates to retain, reward, and motivate such individuals for exerting their best efforts and achieving specific performance goals on behalf of the Company, its Subsidiaries and Affiliates. The Company believes that it will benefit from providing incentives that align such individuals’ interests with the Company’s key business strategy and objectives of achieving long-term revenue and operating income growth.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Affiliate: Any entity in which the Company, directly or indirectly, has at least a five percent ownership interest.

(b)	Board: The Board of Directors of the Company.

(c)	Change in Control: As such term is defined in the GlobalShare Program.

(d)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(e)	Committee: The Human Resources and Compensation Committee of the Board.

(f)	Company: Heidrick & Struggles International, Inc. a Delaware corporation, and any successor thereto.

(g)	Effective Date: January 1, 2007, subject to approval by the Company’s stockholders at the Company’s annual meeting of stockholders held on May 24, 2007, and any adjournment or postponement thereof. The Plan shall remain in effect until terminated by the Board.

(h)	GlobalShare Program. The 1998 Heidrick & Struggles GlobalShare Program I or the 1998 Heidrick & Struggles GlobalShare Program II, as applicable, and any successor program thereto.

(i)	Participant: An individual who is selected by the Committee to participate in the Plan pursuant to Section 4 of the Plan.

(j)	Plan: The Heidrick & Struggles Incentive Plan, as it may be amended from time to time.

(k)	Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.	Administration

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are “outside directors” within the meaning of Section 162(m) of the Code. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

4.	Eligibility

Participants shall consist of the employees of, and independent contractors to, the Company and its Subsidiaries and Affiliates who the Committee may designate in its sole discretion from time to time as eligible to participate in the Plan. The Committee shall determine, in its sole discretion, (i) the performance periods and the performance goals pursuant to which incentive awards will be made, (ii) final incentive award amounts to be paid to Participants, and (iii) the form of compensation in which such incentive awards are to be paid. The Committee shall have the discretion to terminate a Participant’s participation in the Plan at any time, in which case no incentive award may be paid.

5.	Performance Criteria

(a)	Establishment of Performance Period and Performance Goals. A Participant’s incentive award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no later than 25% after the start date of such performance period.

(b)	Performance Criteria. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profits or profitability, including of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) price per Share; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or Affiliates or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items.

6.	Award Determination and Payment

(a)	Determination. As soon as practicable following the completion of each performance period, the Committee shall determine whether, and to what extent, the applicable performance goals have been met with respect to a given Participant and shall certify and ascertain the amount of the applicable incentive award payable. No incentive award will be paid for such performance period until such certification is made by the Committee. The amount of the incentive award actually paid to a given Participant may be more or less than the amount determined by the applicable performance goal formula, at the discretion of the Committee; provided, however, that the amount of the incentive actually paid to a given Participant who is a “covered employee” under Section 162(m) of the Code for the calendar year in which the payment is made shall not be more than the amount determined by the applicable performance goal formula.

(b)	Time of Payment. The amount of the incentive award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period, but in no event later than March 15 of the calendar year following the calendar year in which the performance period ends.

(c)	Form of Payment. The Committee in its sole discretion shall determine the portion of each incentive award to be paid in cash and the portion of each incentive award, if any, to be paid in the form of equity. Any equity compensation will be awarded under, and shall be subject to, the GlobalShare Program.

(d)	Deferral. A Participant may elect to defer all or a portion of the incentive award otherwise payable to him or her in cash into the Heidrick & Struggles Deferred Compensation Plan, in accordance with the terms of such Deferred Compensation Plan.

(e)	Maximum Award. In no event shall any Participant who is a “covered employee” under Section 162(m) of the Code for the calendar year in which the award is paid receive an incentive award under the Plan that exceeds $5,000,000 with respect to each calendar year of the performance period to which the award relates.

7.	Tax Withholding

The Company shall have the right to deduct from the cash portion of any incentive award payment the amount of any taxes required by any law to be withheld with respect to such payment.

8.	Change in Control

In the event of a Change in Control, the Committee shall have the right in its sole discretion to make any adjustments to the performance goals and incentive awards it deems appropriate, and to provide for an immediate payment of any incentive awards.

9.	No Right to Continued Relationship; No Obligation of Uniform Treatment

The granting of an incentive award under the Plan shall impose no obligation on the Company or any Subsidiary or Affiliate to continue the employment or service of any Participant and shall not lessen or affect the Company’s, Subsidiary’s or Affiliate’s right to terminate the employment or service of such Participant. No Participant, employee or independent contractor shall have any claim to be granted any incentive award under the Plan, and there is no obligation for uniformity of treatment of Participants or any other persons.

10.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, any beneficiary of such Participant, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

11.	Amendment or Termination of Plan

The Board may amend, alter or discontinue the Plan, without the approval of the stockholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the Shares are listed. No amendment or termination of the Plan shall, without the consent of a Participant, reduce the right of a Participant to a payment or distribution to which the Participant is entitled by reason of an outstanding incentive award.

12.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in the State of Illinois.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE EACH OF THE PROPOSALS LISTED BELOW.

[Front]

PROXY FOR ANNUAL MEETING

This Proxy is Solicited on Behalf of the Board of Directors of

Heidrick & Struggles International, Inc.

233 South Wacker Drive, Suite 4200

Chicago, Illinois 60606-6303

I hereby appoint K. Steven Blake and Eileen A. Kamerick, or each of them as Proxies, with full power of substitution to vote, as directed, all the shares of common stock of Heidrick & Struggles International, Inc. held of record by me as of April 9, 2007 at the Annual Meeting of Stockholders to be held on May 24, 2007 or any adjournment of the meeting. This Proxy authorizes each of them to vote in their discretion on any matter that may properly come before the annual meeting or any adjournment of the meeting.

I.	ELECTION OF DIRECTORS (Mark only one box).

FOR ☐ all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY ☐ to vote for all nominees listed below
Nominees:	Richard I. Beattie Antonio Borges John A. Fazio

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the “FOR” box and strike a line through the nominee’s name in the list above.)

II.	TO APPROVE THE HEIDRICK & STRUGGLES 2007 GLOBALSHARE PROGRAM, A CONSOLIDATION, AMENDMENT AND RESTATEMENT OF EXISTING PLANS (Mark only one box).

FOR ☐	AGAINST ☐	ABSTAIN ☐

III.	TO APPROVE THE HEIDRICK & STRUGGLES INCENTIVE PLAN (Mark only one box).

FOR ☐	AGAINST ☐	ABSTAIN ☐

IV.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposal I.

Please sign your name on the reverse side of this Proxy Card exactly as it appears below.

(Affix Mailing Label Here)

[Reverse Side]

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOU HOLD SHARES AS JOINT TENANTS, BOTH YOU AND THE CO-OWNER MUST SIGN. If you are signing as executor, trustee, guardian or in another representative capacity, please provide your full title. If you are a corporation, please sign in full corporate name by the president or other authorized officer. If you are a partnership, please sign in partnership name by an authorized person.

Your signature

Signature of co-owner, if held jointly

YOUR VOTE MUST BE INDICATED (X) IN BLACK OR BLUE INK.